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                         J.P. MORGAN INSTITUTIONAL FUNDS





             J.P. MORGAN INSTITUTIONAL NEW YORK TAX EXEMPT BOND FUND



                       STATEMENT OF ADDITIONAL INFORMATION



                                DECEMBER 1, 2000













THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT A PROSPECTUS, BUT CONTAINS ADDITIONAL INFORMATION WHICH SHOULD BE READ IN CONJUNCTION WITH THE FUND'S PROSPECTUS DATED DECEMBER 1, 2000, AS SUPPLEMENTED FROM TIME TO TIME. ADDITIONALLY, THIS STATEMENT OF ADDITIONAL INFORMATION INCORPORATES BY REFERENCE THE FINANCIAL STATEMENTS INCLUDED IN THE SHAREHOLDER REPORTS RELATING TO THE FUND DATED JULY 31, 2000. THE PROSPECTUS AND THESE FINANCIAL STATEMENTS, INCLUDING THE INDEPENDENT ACCOUNTANTS' REPORT THEREON, ARE AVAILABLE, WITHOUT CHARGE UPON REQUEST FROM FUNDS DISTRIBUTOR, INC., ATTENTION: J.P. MORGAN INSTITUTIONAL FUNDS (800)221-7930.


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                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
GENERAL........................................................................1
INVESTMENT OBJECTIVE AND POLICIES..............................................1
INVESTMENT RESTRICTIONS.......................................................18
TRUSTEES AND MEMBERS OF THE ADVISORY BOARD....................................20
OFFICERS......................................................................22
CODES OF ETHICS...............................................................24
INVESTMENT ADVISOR............................................................24
DISTRIBUTOR...................................................................25
CO-ADMINISTRATOR..............................................................26
SERVICES AGENT................................................................26
CUSTODIAN AND TRANSFER AGENT..................................................27
SHAREHOLDER SERVICING.........................................................27
FINANCIAL PROFESSIONALS.......................................................28
INDEPENDENT ACCOUNTANTS.......................................................28
EXPENSES......................................................................29
PURCHASE OF SHARES............................................................29
REDEMPTION OF SHARES..........................................................30
EXCHANGE OF SHARES............................................................30
DIVIDENDS AND DISTRIBUTIONS...................................................31
NET ASSET VALUE...............................................................31
PERFORMANCE DATA..............................................................32
PORTFOLIO TRANSACTIONS........................................................33
MASSACHUSETTS TRUST...........................................................34
DESCRIPTION OF SHARES.........................................................35
SPECIAL INFORMATION CONCERNING INVESTMENT STRUCTURE...........................36
TAXES.........................................................................37
ADDITIONAL INFORMATION........................................................39
FINANCIAL STATEMENTS..........................................................40
APPENDIX A...................................................................A-1
APPENDIX B...................................................................B-1


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GENERAL

         This Statement of Additional Information relates only to the J.P. Morgan Institutional New York Tax Exempt Bond Fund (the "Fund"). The Fund is a series of shares of beneficial interest of the J.P. Morgan Institutional Funds, an open-end management investment company formed as a Massachusetts business trust (the "Trust"). The Fund is a non-diversified, open-end management investment company. In addition to the Fund, the Trust consists of other series representing separate investment funds (each a "J.P. Morgan Institutional Fund"). The other J.P. Morgan Institutional Funds are covered by separate Statements of Additional Information.

         This Statement of Additional Information describes the financial history, investment objective and policies, management and operation of the Fund and provides additional information with respect to the Fund and should be read in conjunction with the Fund's current Prospectus (the "Prospectus"). Capitalized terms not otherwise defined herein have the meanings accorded to them in the Prospectus. The Fund's executive offices are located at 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         Unlike other mutual funds which directly acquire and manage their own portfolio of securities, the Fund seeks to achieve its investment objective by investing all of its investable assets in The New York Tax Exempt Bond Portfolio (the "Portfolio"), a corresponding non-diversified open-end management investment company having the same investment objective as the Fund. The Fund invests in the Portfolio through a two-tier master-feeder investment fund structure. See "Special Information Concerning Investment Structure."

          The Portfolio is advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

         Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, Morgan Guaranty Trust Company of New York ("Morgan"), an affiliate of the Advisor, or any other bank. Shares of the Fund are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency. An investment in the Fund is subject to risk that may cause the value of the investment to fluctuate, and when the investment is redeemed, the value may be higher or lower than the amount originally invested by the investor.

INVESTMENT OBJECTIVE AND POLICIES

         The following discussion supplements the information regarding the investment objective of the Fund and the policies to be employed to achieve this objective. Since the investment characteristics and expenses of the Fund correspond directly with those of the Portfolio, the discussion in the Statement of Additional Information focuses on the investments and investment policies of the Portfolio. Accordingly, references below to the Fund also include the Portfolio; similarly, references to the Portfolio also include the Fund unless the context requires otherwise.

         The investment objective of the Fund is to provide a high level of tax exempt income for New York residents consistent with moderate risk of capital. The investment objective of the Fund and the investment objective of the Portfolio are identical. The Fund invests primarily in New York Municipal Securities (defined below), the income from which is exempt from federal and New York personal income taxes. It may also invest in other municipal securities that generate income exempt from federal income tax but not from New York income tax. In certain circumstances, the Fund may invest in taxable debt obligations to the extent consistent with its objective.

         The Fund is designed for investors subject to federal and New York State and New York City personal income taxes who seek a high level of income exempt from Federal, New York State and local income taxes and who are willing to receive some taxable income and capital gains to achieve that return. Additionally, the Fund is designed to be an economical and convenient means of investing in a portfolio consisting primarily of debt obligations that are exempt from federal and New York State and New York City personal income taxes. The Fund is not suitable for tax-deferred retirement or pension plans, including Individual Retirement Accounts (IRAs),

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401(k) plans and 403(b) plans. The Fund is not a complete investment program and there is no assurance that the Fund will achieve its investment objective.

         The Advisor actively manages the Fund's duration, the allocation of securities across market sectors and the selection of securities to maximize after tax income. The Advisor adjusts the Fund's duration based upon fundamental economic and capital markets research and the Advisor's interest rate outlook. For example, if interest rates are expected to rise, the duration may be shortened to lessen the Fund's exposure to the expected decrease in bond prices. If interest rates are expected to remain stable, the Advisor may lengthen the duration in order to enhance the Fund's yield.

         Under normal market conditions, the Fund will have a duration of three to seven years, although the maturities of individual portfolio securities may vary widely. Duration measures the price sensitivity of the Fund's portfolio, including expected cash flow under a wide range of interest rate scenarios. A longer duration generally results in greater price volatility. As a result, when interest rates increase, the prices of longer duration securities increase more than the prices of comparable quality securities with a shorter duration.

         The Advisor also attempts to enhance after tax income by allocating the Fund's assets among market sectors. Specific securities which the Advisor believes are undervalued are selected for purchase within sectors using advanced quantitative tools, analysis of credit risk, the expertise of a dedicated trading desk and the judgment of fixed income portfolio managers and analysts.

         Although the Portfolio generally purchases securities in order to generate tax exempt income, it also engages in short-term trading to the extent consistent with its objective. The annual portfolio turnover rate of the Portfolio is generally not expected to exceed 75%. Portfolio transactions may generate taxable capital gains and result in increased transaction costs.

         Under normal circumstances, the Fund invests at least 65% of its total assets in New York municipal bonds. For purposes of this policy, "New York municipal bonds" has the same meaning as "New York Municipal Securities," which are obligations of any duration (or maturity) issued by New York, its political subdivisions and their agencies, authorities and instrumentalities and any other obligations, the interest from which is exempt from New York State and New York City personal income taxes. The interest from many but not all New York Municipal Securities is also exempt from federal income tax. The Fund may also invest in debt obligations of state and municipal issuers outside of New York. In general, the interest on such securities is exempt from federal income tax but subject to New York income tax. A portion of the Fund's distributions from interest on New York Municipal Securities and other municipal securities in which the Fund invests may under certain circumstances be subject to federal alternative minimum tax. See "Taxes".

TAX EXEMPT OBLIGATIONS

         Since the Fund invests primarily in New York Municipal Securities, its performance and the ability of New York issuers to meet their obligations may be affected by economic, political, demographic or other conditions in the State of New York. As a result, the value of the Fund's shares may fluctuate more widely than the value of shares of a fund investing in securities of issuers in multiple states. The ability of state, county or local governments to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their general fiscal conditions. Constitutional or statutory restrictions may limit a municipal issuer's power to raise revenues or increase taxes. The availability of federal, state and local aid to issuers of New York Municipal Securities may also affect their ability to meet their obligations. Payments of principal and interest on revenue bonds will depend on the economic or fiscal condition of the issuer or specific revenue source from whose revenues the payments will be made. Any reduction in the actual or perceived ability of an issuer of New York Municipal


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Securities to meet its obligations (including a reduction in the rating of its outstanding securities) would probably reduce the market value and marketability of the Fund's portfolio securities.

         The Fund may invest in municipal securities of any maturity and type. These include both general obligation bonds secured by the issuer's pledge of its full faith, credit and taxing authority and revenue bonds payable from specific revenue sources, but generally not backed by the issuer's taxing authority. In addition, the Fund may invest in all types of municipal notes, including tax, revenue and grant anticipation notes, municipal commercial paper, and municipal demand obligations such as variable rate demand notes and master demand obligations. There is no specific percentage limitation on these investments.

         MUNICIPAL BONDS. Municipal bonds are debt obligations issued by the states, territories and possessions of the United States and the District of Columbia, by their political subdivisions and by duly constituted authorities and corporations. For example, states, territories, possessions and municipalities may issue municipal bonds to raise funds for various public purposes such as airports, housing, hospitals, mass transportation, schools, water and sewer works. They may also issue municipal bonds to refund outstanding obligations and to meet general operating expenses. Public authorities issue municipal bonds to obtain funding for privately operated facilities, such as housing and pollution control facilities, for industrial facilities or for water supply, gas, electricity or waste disposal facilities.

         Municipal bonds may be general obligation or revenue bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from revenues derived from particular facilities, from the proceeds of a special excise tax or from other specific revenue sources. They are not generally payable from the general taxing power of a municipality.

         MUNICIPAL NOTES. The Fund may also invest in municipal notes of various types, including notes issued in anticipation of receipt of taxes, the proceeds of the sale of bonds, other revenues or grant proceeds, as well as municipal commercial paper and municipal demand obligations such as variable rate demand notes and master demand obligations. The interest rate on variable rate demand notes is adjustable at periodic intervals as specified in the notes. Master demand obligations permit the investment of fluctuating amounts at periodically adjusted interest rates. They are governed by agreements between the municipal issuer and Morgan acting as agent, for no additional fee. Although master demand obligations are not marketable to third parties, the Fund considers them to be liquid because they are payable on demand. There is no specific percentage limitation on these investments. Municipal notes are subdivided into three categories of short-term obligations: municipal notes, municipal commercial paper and municipal demand obligations.

         Municipal notes are short-term obligations with a maturity at the time of issuance ranging from six months to five years. The principal types of municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes, grant anticipation notes and project notes. Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues are usually general obligations of the issuing municipality or agency.

         Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold to meet seasonal working capital or interim construction financing needs of a municipality or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

          Municipal demand obligations are subdivided into two types: variable rate demand notes and master demand obligations.


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         Variable rate demand notes are tax exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Fund may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes provide that interest rates are adjustable at intervals ranging from daily to six months, and the adjustments are based upon the prime rate of a bank or other appropriate interest rate index specified in the respective notes. Variable rate demand notes are valued at amortized cost; no value is assigned to the right of the Fund to receive the par value of the obligation upon demand or notice.

         Master demand obligations are tax exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for federal income tax purposes. Although there is no secondary market for master demand obligations, such obligations are considered by the Fund to be liquid because they are payable upon demand. The Fund has no specific percentage limitations on investments in master demand obligations.

         PREMIUM SECURITIES. During a period of declining interest rates, many municipal securities in which the Fund invests likely will bear coupon rates higher than current market rates, regardless of whether the securities were initially purchased at a premium. In general, such securities have market values greater than the principal amounts payable on maturity, which would be reflected in the net asset value of the Fund's shares. The values of such "premium" securities tend to approach the principal amount as they near maturity.

         PUTS. The Fund may purchase without limit, municipal bonds or notes together with the right to resell the bonds or notes to the seller at an agreed price or yield within a specified period prior to the maturity date of the bonds or notes. Such a right to resell is commonly known as a "put." The aggregate price for bonds or notes with puts may be higher than the price for bonds or notes without puts. Consistent with the Fund's investment objective and subject to the supervision of the Trustees, the purpose of this practice is to permit the Fund to be fully invested in tax exempt securities while preserving the necessary liquidity to purchase securities on a when-issued basis, to meet unusually large redemptions, and to purchase at a later date securities other than those subject to the put. The principal risk of puts is that the writer of the put may default on its obligation to repurchase. The Advisor will monitor each writer's ability to meet its obligations under puts.

         Puts may be exercised prior to the expiration date in order to fund obligations to purchase other securities or to meet redemption requests. These obligations may arise during periods in which proceeds from sales of Fund shares and from recent sales of portfolio securities are insufficient to meet obligations or when the funds available are otherwise allocated for investment. In addition, puts may be exercised prior to the expiration date in order to take advantage of alternative investment opportunities or in the event the Advisor revises its evaluation of the creditworthiness of the issuer of the underlying security. In determining whether to exercise puts prior to their expiration date and in selecting which puts to exercise, the Advisor considers the amount of cash available to the Fund, the expiration dates of the available puts, any future commitments for securities purchases, alternative investment opportunities, the desirability of retaining the underlying securities in the Fund's portfolio and the yield, quality and maturity dates of the underlying securities.

         The Fund values any municipal bonds and notes subject to puts with remaining maturities of less than 60 days by the amortized cost method. If the Fund were to invest in municipal bonds and notes with maturities of 60 days or more that are subject to puts separate from the underlying securities, the puts and the underlying securities


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would be valued at fair value as determined in accordance with procedures established by the Board of Trustees. The Board of Trustees would, in connection with the determination of the value of a put, consider, among other factors, the creditworthiness of the writer of the put, the duration of the put, the dates on which or the periods during which the put may be exercised and the applicable rules and regulations of the SEC. Prior to investing in such securities, the Fund, if deemed necessary based upon the advice of counsel, will apply to the SEC for an exemptive order, which may not be granted, relating to the amortized valuation of such securities.

         Since the value of the put is partly dependent on the ability of the put writer to meet its obligation to repurchase, the Fund's policy is to enter into put transactions only with municipal securities dealers who are approved by the Advisor. Each dealer will be approved on its own merits, and it is the Fund's general policy to enter into put transactions only with those dealers which are determined to present minimal credit risks. In connection with such determination, the Advisor reviews regularly the list of approved dealers, taking into consideration, among other things, the ratings, if available, of their equity and debt securities, their reputation in the municipal securities markets, their net worth, their efficiency in consummating transactions and any collateral arrangements, such as letters of credit, securing the puts written by them. Commercial bank dealers normally will be members of the Federal Reserve System, and other dealers will be members of the National Association of Securities Dealers, Inc. or members of a national securities exchange. Other put writers will have outstanding debt rated Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Ratings Group ("Standard & Poor's"), or will be of comparable quality in the Advisor's opinion or such put writers' obligations will be collateralized and of comparable quality in the Advisor's opinion. The Trustees have directed the Advisor not to enter into put transactions with any dealer which in the judgment of the Advisor become more than a minimal credit risk. In the event that a dealer should default on its obligation to repurchase an underlying security, the Fund is unable to predict whether all or any portion of any loss sustained could subsequently be recovered from such dealer.

         Entering into a put with respect to a tax exempt security may be treated, depending upon the terms of the put, as a taxable sale of the tax exempt security by the Fund with the result that, while the put is outstanding, the Fund will no longer be treated as the owner of the security and the interest income derived with respect to the security will be treated as taxable income to the Fund.

NON-MUNICIPAL SECURITIES

         The Fund may invest in bonds and other debt securities of domestic issuers to the extent consistent with its investment objective and policies. The Fund may invest in U.S. Government, bank and corporate debt obligations, as well as asset-backed securities and repurchase agreements. The Fund will purchase such securities only when the Advisor believes that they would enhance the after tax income of a shareholder of the Fund in the highest federal and New York income tax brackets. Under normal circumstances, the Fund's holdings of non-municipal securities and securities of municipal issuers outside New York will not exceed 35% of its total assets. A description of these investments appears below. See "Quality and Diversification Requirements." For information on short-term investments in these securities, see "Money Market Instruments."

         ZERO COUPON, PAY-IN-KIND AND DEFERRED PAYMENT SECURITIES. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. The Fund accrues income with respect to zero coupon and pay-in-kind securities prior to the receipt of cash payments. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. While interest payments are not made on such securities, holders of such securities are deemed to have received "phantom income." Because a Fund will distribute "phantom income" to shareholders, to the extent that

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shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares, the applicable Fund will have fewer assets with which to purchase income producing securities. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

         ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables or other asset-backed securities collateralized by such assets. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which the Fund may invest are subject to the Fund's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. Most of these risks are related to limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

MONEY MARKET INSTRUMENTS

         The Fund may invest in money market instruments, to the extent consistent with its investment objective and policies, that meet the quality requirements described below, except that short-term municipal obligations of New York State issuers may be rated MIG-2 by Moody's or SP-2 by Standard & Poor's. Under normal circumstances, the Fund will purchase these securities to invest temporary cash balances or to maintain liquidity to meet withdrawals. However, the Fund may also invest in money market instruments as a temporary defensive measure taken during, or in anticipation of, adverse market conditions. A description of the various types of money market instruments that may be purchased by the Fund appears below. Also see "Quality and Diversification Requirements."

          U.S. TREASURY SECURITIES. The Fund may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Fund may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank. In the case of securities not backed by the full faith and credit of the United States, the Fund must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Fund may invest that are not backed by the full faith and credit of the United States include, but are not limited to: (i) obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations; (ii) securities issued by the Federal National Mortgage Association, which are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and (iii) obligations of the Federal Farm Credit System and the Student Loan Marketing Association, each of whose obligations may be satisfied only by the individual credits of the issuing agency.

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         BANK OBLIGATIONS. The Fund may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in total and are organized under the laws of the United States or any state, (ii) foreign branches of these banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Fund may not invest in obligations of foreign branches of foreign banks. The Fund will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank.

         COMMERCIAL PAPER. The Fund may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan acting as agent, for no additional fee. The monies loaned to the borrower come from accounts managed by Morgan or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. Morgan has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by Morgan. Since master demand obligations typically are not rated by credit rating agencies, the Fund may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Fund's quality restrictions. See "Quality and Diversification Requirements." Although there is no secondary market for master demand obligations, such obligations are considered by the Fund to be liquid because they are payable upon demand. The Fund does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of Morgan to whom Morgan, in its capacity as a commercial bank, has made a loan.

         REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements with brokers, dealers or banks that meet the Advisor's credit guidelines. In a repurchase agreement, the Fund buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Fund is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Fund to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Fund invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Fund will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Fund in the agreement plus accrued interest, and the Fund will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the custodian. If the seller defaults, the Fund might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Fund may be delayed or limited.

         The Fund may make investments in other debt securities, including without limitation corporate bonds and other obligations described in this Statement of Additional Information.

ADDITIONAL INVESTMENTS

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         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Fund may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for money market instruments and other fixed income securities no interest accrues to the Fund until settlement takes place. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Fund will maintain with the custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Also, the Fund may be disadvantaged if the other party to the transaction defaults.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Fund to the extent permitted under the 1940 Act or any order pursuant thereto. These limits currently require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Fund's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and
(iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund, provided however, that the Fund may invest all of its investable assets in an open-end investment company that has the same investment objective as the Fund. As a shareholder of another investment company, the Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations. The Fund has applied for exemptive relief from the SEC to permit the Fund's corresponding Portfolio to invest in affiliated investment companies. If the requested relief is granted, the Fund's corresponding Portfolio would then be permitted to invest in affiliated funds, subject to certain conditions specified in the applicable order.

         The Securities and Exchange Commission ("SEC") has granted the Portfolio an exemptive order permitting it to invest its uninvested cash in any of the following affiliated money market funds: J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Federal Money Market Fund and J.P. Morgan Institutional Treasury Money Market Fund. The order sets forth the following conditions: (1) the Portfolio may invest in one or more of the permitted money market funds up to an aggregate limit of 25% of its assets; and (2) the Advisor will waive and/or reimburse its advisory fee from the Portfolio in an amount sufficient to offset any doubling up of investment advisory and shareholder servicing fees.

         REVERSE REPURCHASE AGREEMENTS. The Fund may enter into reverse repurchase agreements. In a reverse repurchase agreement, a Fund sells a security and agrees to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act a reverse repurchase agreement is also considered as the borrowing of money by the Fund and, therefore, a form of leverage. Leverage may cause any gains or losses for the Fund to be magnified. The Fund will invest the proceeds of borrowings under reverse repurchase agreements. In addition, except for liquidity purposes, the Fund will enter into a reverse repurchase agreement only when the expected return from the investment of the proceeds is greater than the expense of the transaction. The Fund will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Fund will establish and maintain with the custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33-1/3% of the Fund's total assets.


         LOANS OF PORTFOLIO SECURITIES. The Fund may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Fund at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Fund any income accruing thereon. Loans will be subject to termination by the Fund in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Fund and its respective investors. The Fund may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Fund will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Fund will not make any loans in excess of one year. The Fund will not lend its securities to any officer, Trustee, Member of the Advisory Board, Director, employee or other affiliate of the Fund, the Advisor or the Distributor, unless otherwise permitted by applicable law. All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33-1/3% of the Fund's total assets.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Fund may not acquire any illiquid securities if, as a result thereof, more than 15% of the Fund's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Fund may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the Securities Act of 1933, as amended (the "1933 Act"), and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Fund pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Fund may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         As to illiquid investments, the Fund is subject to a risk that should the Fund decide to sell them when a ready buyer is not available at a price the Fund deems representative of their value, the value of the Fund's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act, before it may be sold, the Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to sell.

         SYNTHETIC VARIABLE RATE INSTRUMENTS. The Fund may invest in certain synthetic variable rate instruments. Such instruments generally involve the deposit of a long-term tax exempt bond in a custody or trust arrangement and the creation of a mechanism to adjust the long-term interest rate on the bond to a variable short-term rate and a right (subject to certain conditions) on the part of the purchaser to tender it periodically to a third party at par. Morgan will review the structure of synthetic variable rate instruments to identify credit and liquidity risks (including the conditions under which the right to tender the instrument would no longer be available) and will monitor those risks. In the event that the right to tender the instrument is no longer available, the risk to the Fund will be that of holding the long-term bond. In the case of some types of instruments credit enhancement is not provided, and if certain events, which may include (a) default in the payment of principal or interest on the underlying bond, (b) downgrading of the bond below investment grade or (c) a loss of the bond's tax exempt status, occur, then (i) the put will terminate and (ii) the risk to the Fund will be that of holding a long-term bond.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         The Fund is registered as a non-diversified investment company which means that the Fund is not limited by the 1940 Act in the proportion of its assets that may be invested in the obligations of a single issuer. Thus, the Fund may invest a greater proportion of its assets in the securities of a smaller number of issuers and, as a result, may be subject to greater risk with respect to its portfolio securities. The Fund, however, will comply with the diversification requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. See "Taxes".

         It is the current policy of the Fund that under normal circumstances at least 90% of total assets will consist of securities that at the time of purchase are rated Baa or better by Moody's or BBB or better by Standard & Poor's. The remaining 10% of total assets may be invested in securities that are rated B or better by Moody's or Standard & Poor's. See "Below Investment Grade Debt" below. In each case, the Fund may invest in securities which are unrated, if in the Advisor's opinion, such securities are of comparable quality. Securities rated Baa by Moody's or BBB by Standard & Poor's are considered investment grade, but have some speculative characteristics. Securities rated Ba or B by Moody's and BB or B by Standard & Poor's are below investment grade and considered to be speculative with regard to payment of interest and principal. These standards must be satisfied at the time an investment is made. If the quality of the investment later declines, the Fund may continue to hold the investment.

         The Fund invests principally in a portfolio of "investment grade" tax exempt securities. An investment grade bond is rated, on the date of investment, within the four highest ratings of Moody's, currently Aaa, Aa, A and Baa or of Standard & Poor's, currently AAA, AA, A and BBB, while high grade debt is rated, on the date of the investment, within the two highest of such ratings. Investment grade municipal notes are rated, on the date of investment, MIG-1 or MIG-2 by Standard & Poor's or SP-1 and SP-2 by Moody's. Investment grade municipal commercial paper is rated, on the date of investment, Prime 1 or Prime 2 by Moody's and A-1 or A-2 by Standard & Poor's. The Fund may also invest up to 10% of its total assets in securities which are "below investment grade." Such securities must be rated, on the date of investment, B or better by Moody's or Standard & Poor's, or of comparable quality. The Fund may invest in debt securities which are not rated or other debt securities to which these ratings are not applicable, if in the opinion of the Advisor, such securities are of comparable quality to the rated securities discussed above. In addition, at the time the Fund invests in any commercial paper, bank obligation, repurchase agreement, or any other money market instruments, the investment must have received a short term rating of investment grade or better (currently Prime-3 or better by Moody's or A-3 or better by Standard & Poor's) or the investment must have been issued by an issuer that received a short term investment grade rating or better with respect to a class of investments or any investment within that class that is comparable in priority and security with the investment being purchased by the Fund. If no such ratings exists, the investment must be of comparable investment quality in the Advisor's opinion, but will not be eligible for purchase if the issuer or its parent has long term outstanding debt rated below BBB.

         BELOW INVESTMENT GRADE DEBT. Certain lower rated securities purchased by the Fund, such as those rated Ba or B by Moody's or BB or B by Standard & Poor's (commonly known as junk bonds), may be subject to certain risks with respect to the issuing entity's ability to make scheduled payments of principal and interest and to greater market fluctuations. While generally providing higher coupons or interest rates than investments in higher quality securities, lower quality fixed income securities involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality fixed income securities tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent that the Fund invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Advisor's own credit analysis.

         Lower quality fixed income securities are affected by the market's perception of their credit quality, especially during times of adverse publicity, and the outlook for economic growth. Economic downturns or an increase in interest rates may cause a higher incidence of default by the issuers of these securities, especially issuers that are highly leveraged. The market for these lower quality fixed income securities is generally less liquid than the market for investment grade fixed income securities. It may be more difficult to sell these lower rated securities to meet redemption requests, to respond to changes in the market, or to value accurately the Fund's portfolio securities for purposes of determining the Fund's net asset value. See Appendix A for more detailed information on these ratings.

         In determining suitability of investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

         The Fund may purchase and sell (a) exchange traded and over-the-counter
(OTC) put and call options on fixed income securities, indexes of fixed income securities and futures contracts on fixed income securities and indexes of fixed income securities and (b) futures contracts on fixed income securities and indexes of fixed income securities. Each of these instruments is a derivative instrument as its value derives from the underlying asset or index.

         The Fund may use futures contracts and options for hedging and risk management purposes. The Fund may not use futures contracts and options for speculation.

         The Fund may utilize options and futures contracts to manage its exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge the Fund's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the Fund's overall strategy in a manner deemed appropriate to the Advisor and consistent with the Fund's objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the Fund's return. While the use of these instruments by the Fund may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Advisor applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Fund's return. Certain strategies limit the Fund's possibilities to realize gains as well as its exposure to losses. A Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market. In addition, the Fund will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Fund's turnover rate.

         The Fund may purchase put and call options on securities, indexes of securities and futures contracts, or purchase and sell futures contracts, only if such options are written by other persons and if (i) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Fund's net assets, and (ii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Fund's total assets. In addition, the Fund will not purchase or sell (write) futures contracts, options on futures contracts or commodity options for risk management purposes if, as a result, the aggregate initial margin and options premiums required to establish these positions exceed 5% of the net asset value of the Fund.

OPTIONS

         PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, the Fund obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Fund pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. The Fund may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. The Fund may also close out a put option position by entering into an offsetting transaction, if a liquid market exits. If the option is allowed to expire, the Fund will lose the entire premium it paid. If the Fund exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If the Fund exercises an option on an index, settlement is in cash and does not involve the actual sale of securities. If an option is American style, it may be exercised on any day up to its expiration date. A European style option may be exercised only on its expiration date.

         The buyer of a typical put option can expect to realize a gain if the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

         The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

         SELLING (WRITING) PUT AND CALL OPTIONS. When the Fund writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for the receipt of the premium, the Fund assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Fund may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option the Fund has written, however, the Fund must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

         If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

         Writing a call option obligates the Fund to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

         The writer of an exchange traded put or call option on a security, an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

         OPTIONS ON INDEXES. The Fund may purchase or sell put and call options on any securities index based on securities in which the Fund may invest. Options on securities indexes are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. The Fund, in purchasing or selling index options, is subject to the risk that the value of its portfolio securities may not change as much as index because the Fund's investments generally will not match the composition of an index.

         For a number of reasons, a liquid market may not exist and thus the Fund may not be able to close out an option position that it has previously entered into. When the Fund purchases an OTC option, it will be relying on its counterparty to perform its obligations, and the Fund may incur additional losses if the counterparty is unable to perform.

         EXCHANGE TRADED AND OTC OPTIONS. All options purchased or sold by the Fund will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Advisor. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, the Fund relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when the Fund purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Fund as well as loss of the expected benefit of the transaction.

         Provided that the Fund has arrangements with certain qualified dealers who agree that the Fund may repurchase any option it writes for a maximum price to be calculated by a predetermined formula, the Fund may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

FUTURES CONTRACTS

         The Fund may purchase and sell futures contracts. When the Fund purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date or to make a cash payment based on the value of a securities index. When the Fund sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date or to receive a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when the Fund enters into the contract. Futures can be held until their delivery dates or the position can be (and normally is) closed out before then. There is no assurance, however, that a liquid market will exist when the Fund wishes to close out a particular position.

         When the Fund purchases a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Fund's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

         The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, when the Fund buys or sells a futures contract it will be required to deposit "initial margin" with its custodian in a segregated account in the name of its futures broker, known as a futures commission merchant (FCM). Initial margin deposits are typically equal to a small percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments equal to the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. The Fund may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for the Fund to close out its futures positions. Until it closes out a futures position, the Fund will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of the Fund's investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of the Fund, the Fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Fund.

         The Fund will segregate liquid assets in connection with its use of options and futures contracts to the extent required by the staff of the Securities and Exchange Commission. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Fund's assets could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

         OPTIONS ON FUTURES CONTRACTS. The Fund may purchase and sell (write) put and call options, including put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Fund are paid by the Fund into a segregated account, in the name of the FCM, as required by the 1940 Act and the SEC's interpretations thereunder.

         COMBINED POSITIONS. The Fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match the Fund's current or anticipated investments exactly. The Fund may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Fund's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Fund's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance that a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Fund to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require the Fund to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Fund's access to other assets held to cover its options or futures positions could also be impaired. (See "Exchange Traded and OTC Options" above for a discussion of the liquidity of options not traded on an exchange.)

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, the Fund or the Advisor may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. Although the Fund will not be a commodity pool, certain derivatives subject the Fund to the rules of the Commodity Futures Trading Commission which limit the extent to which the Fund can invest in such derivatives. The Fund may invest in futures contracts and options with respect thereto for hedging purposes without limit. However, the Fund may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceeds 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation.

         In addition, the Fund will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Fund's assets could impede portfolio management or a Fund's ability to meet redemption requests or other current obligations.

         SWAPS AND RELATED SWAP PRODUCTS. The Fund may engage in swap transactions, including, but not limited to, interest rate, currency, securities index, basket, specific security and commodity swaps, interest rate caps, floors and collars and options on interest rate swaps (collectively defined as "swap transactions").

         The Fund may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining that return or spread through purchases and/or sales of instruments in cash markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible. The Fund will not sell interest rate caps, floors or collars if it does not own securities with coupons which provide the interest that a Fund may be required to pay.

         Swap agreements are two-party contracts entered into primarily by institutional counterparties for periods ranging from a few weeks to several years. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) that would be earned or realized on specified notional investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated by reference to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency or commodity, or in a "basket" of securities representing a particular index. The purchaser of an interest rate cap or floor, upon payment of a fee, has the right to receive payments (and the seller of the cap is obligated to make payments) to the extent a specified interest rate exceeds (in the case of a cap) or is less than (in the case of a floor) a specified level over a specified period of time or at specified dates. The purchaser of an interest rate collar, upon payment of a fee, has the right to receive payments (and the seller of the collar is obligated to make payments) to the extent that a specified interest rate falls outside an agreed upon range over a specified period of time or at specified dates. The purchaser of an option on an interest rate swap, upon payment of a fee (either at the time of purchase or in the form of higher payments or lower receipts within an interest rate swap transaction) has the right, but not the obligation, to initiate a new swap transaction of a pre-specified notional amount with pre-specified terms with the seller of the option as the counterparty.

         The "notional amount" of a swap transaction is the agreed upon basis for calculating the payments that the parties have agreed to exchange. For example, one swap counterparty may agree to pay a floating rate of interest (e.g., 3 month LIBOR) calculated based on a $10 million notional amount on a quarterly basis in exchange for receipt of payments calculated based on the same notional amount and a fixed rate of interest on a semi-annual basis. In the event the Fund is obligated to make payments more frequently than it receives payments from the other party, it will incur incremental credit exposure to that swap counterparty. This risk may be mitigated somewhat by the use of swap agreements which call for a net payment to be made by the party with the larger payment obligation when the obligations of the parties fall due on the same date. Under most swap agreements entered into by the Fund, payments by the parties will be exchanged on a "net basis", and the Fund will receive or pay, as the case may be, only the net amount of the two payments.

         The amount of the Fund's potential gain or loss on any swap transaction is not subject to any fixed limit. Nor is there any fixed limit on the Fund's potential loss if it sells a cap or collar. If the Fund buys a cap, floor or collar, however, the Fund's potential loss is limited to the amount of the fee that it has paid. When measured against the initial amount of cash required to initiate the transaction, which is typically zero in the case of most conventional swap transactions, swaps, caps, floors and collars tend to be more volatile than many other types of instruments.

         The use of swap transactions, caps, floors and collars involves investment techniques and risks which are different from those associated with portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates, and other applicable factors, the investment performance of the Fund will be less favorable than if these techniques had not been used. These instruments are typically not traded on exchanges. Accordingly, there is a risk that the other party to certain of these instruments will not perform its obligations to the Fund or that the Fund may be unable to enter into offsetting positions to terminate its exposure or liquidate its position under certain of these instruments when it wishes to do so. Such occurrences could result in losses to the Fund.

         The Advisor will, however, consider such risks and will enter into swap and other derivatives transactions only when it believes that the risks are not unreasonable.

         The Fund will maintain cash or liquid assets in a segregated account with its custodian in an amount sufficient at all times to cover its current obligations under its swap transactions, caps, floors and collars. If the Fund enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Fund's accrued obligations under the swap agreement over the accrued amount the Fund is entitled to receive under the agreement. If the Fund enters into a swap agreement on other than a net basis, or sells a cap, floor or collar, it will segregate assets with a daily value at least equal to the full amount of a Fund's accrued obligations under the agreement.

         The Fund will not enter into any swap transaction, cap, floor, or collar, unless the counterparty to the transaction is deemed creditworthy by the Advisor. If a counterparty defaults, the Fund may have contractual remedies pursuant to the agreements related to the transaction. The swap markets in which many types of swap transactions are traded have grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the markets for certain types of swaps (e.g., interest rate swaps) have become relatively liquid. The markets for some types of caps, floors and collars are less liquid.

         The liquidity of swap transactions, caps, floors and collars will be as set forth in guidelines established by the Advisor and approved by the Trustees which are based on various factors, including (1) the availability of dealer quotations and the estimated transaction volume for the instrument, (2) the number of dealers and end users for the instrument in the marketplace, (3) the level of market making by dealers in the type of instrument, (4) the nature of the instrument (including any right of a party to terminate it on demand) and
(5) the nature of the marketplace for trades (including the ability to assign or offset the Fund's rights and obligations relating to the instrument). Such determination will govern whether the instrument will be deemed within the 15% restriction on investments in securities that are not readily marketable.

         During the term of a swap, cap, floor or collar, changes in the value of the instrument are recognized as unrealized gains or losses by marking to market to reflect the market value of the instrument. When the instrument is terminated, the Fund will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and a Fund's basis in the contract.

         The federal income tax treatment with respect to swap transactions, caps, floors, and collars may impose limitations on the extent to which a Fund may engage in such transactions.

RISK MANAGEMENT

         The Fund may employ non-hedging risk management techniques. Examples of such strategies include synthetically altering the duration of its portfolio or the mix of securities in its portfolio. For example, if the Advisor wishes to extend maturities in a fixed income portfolio in order to take advantage of an anticipated decline in interest rates, but does not wish to purchase the underlying long-term securities, it might cause the Fund to purchase futures contracts on long-term debt securities. Similarly, if the Advisor wishes to decrease exposure to fixed income securities or purchase equities, it could cause the Fund to sell futures contracts on debt securities and purchase futures contracts on a stock index. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

SPECIAL FACTORS AFFECTING THE FUND

         The Fund intends to invest a high proportion of its assets in municipal obligations in New York Municipal Securities. Payment of interest and preservation of principal is dependent upon the continuing ability of New York issuers and/or obligors of New York Municipal Securities to meet their obligations thereunder.

         The fiscal stability of New York is related, at least in part, to the fiscal stability of its localities and authorities. Various New York agencies, authorities and localities have issued large amounts of bonds and notes either guaranteed or supported by New York through lease-purchase arrangements, other contractual arrangements or moral obligation provisions. While debt service is normally paid out of revenues generated by projects of such New York agencies, authorities and localities, in the past the State has had to provide special assistance, in some cases of a recurring nature, to enable such agencies, authorities and localities to meet their financial obligations and, in some cases, to prevent or cure defaults. The presence of such aid in the future should not be assumed. To the extent that New York agencies and local governments require State assistance to meet their financial obligations, the ability of New York to meet its own obligations as they become due or to obtain additional financing could be adversely affected.

         For further information concerning New York Municipal Obligations, see Appendix B to this Statement of Additional Information. The summary set forth above and in Appendix B is based on information from an official statement of New York general obligation municipal obligations and does not purport to be complete.

PORTFOLIO TURNOVER

         The Portfolio's turnover rates for the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000 were 44, (not annualized) and 86%, respectively. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See "Taxes" below.

INVESTMENT RESTRICTIONS

         The investment restrictions of the Fund and Portfolio are identical, unless otherwise specified. Accordingly, references below to the Fund also include the Portfolio unless the context requires otherwise; similarly, references to the Portfolio also include the Fund unless the context requires otherwise.

         The investment restrictions below have been adopted by the Fund and Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a majority of the outstanding voting securities of the Fund or Portfolio, as the case may be. A

"majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities. Whenever the Fund is requested to vote on a change in the fundamental investment restrictions of the Portfolio, the Trust will hold a meeting of Fund shareholders and will cast its votes as instructed by the Fund's shareholders.

         The Fund and its corresponding Portfolio:

1. May not purchase any security which would cause the Fund to concentrate its investments in the securities of issuers primarily engaged in any particular industry except as permitted by the SEC;

2. May not issue senior securities, except as permitted under the Investment Company Act of 1940 or any rule, order or interpretation thereunder;

3.   May not borrow money, except to the extent permitted by applicable law;

4. May not underwrite securities of other issuers, except to the extent that the Fund, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act;

5. May not purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may (a) invest in securities or other instruments directly or indirectly secured by real estate, (b) invest in securities or other instruments issued by issuers that invest in real estate and (c) make direct investments in mortgages;

6. May not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the Fund from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities; and

7. May make loans to other persons, in accordance with the Fund's investment objective and policies and to the extent permitted by applicable law.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions described below are not fundamental policies of the Fund and its corresponding Portfolio and may be changed by their Trustees. These non-fundamental investment policies require that the Fund and its corresponding Portfolio:

(i) May not acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Fund's net assets would be in investments which are illiquid;

(ii) May not purchase securities on margin, make short sales of securities, or maintain a short position, provided that this restriction shall not be deemed to be applicable to the purchase or sale of when-issued or delayed delivery securities, or to short sales that are covered in accordance with SEC rules; and

(iii) May not acquire securities of other investment companies, except as permitted by the 1940 Act or any order pursuant thereto.

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the DIRECTORY OF COMPANIES FILING ANNUAL REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Advisor may classify an issuer accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

TRUSTEES AND MEMBERS OF THE ADVISORY BOARD

TRUSTEES

         The Trustees of the Trust, who are also the Trustees of the Portfolio and the other Master Portfolios as defined below, their principal occupations during the past five years and dates of birth are set forth below. The mailing address of the Trustees is c/o Pierpont Group Inc., 461 Fifth Avenue, New York, New York 10017.


          FREDERICK S. ADDY - Trustee, Retired. Former Executive Vice President and Chief Financial Officer Amoco Corporation. His date of birth is January 1, 1932.


          WILLIAM G. BURNS - Trustee, Retired, Former Vice Chairman and Chief Financial Officer, NYNEX. His date of birth is November 2, 1932.


          ARTHUR C. ESCHENLAUER - Trustee, Retired, Former Senior Vice President, Morgan Guaranty Trust Company of New York. His date of birth is May 23, 1934.


          MATTHEW HEALEY(1) - Trustee, Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc., since prior to 1995. His date of birth is August 23, 1937.


          MICHAEL P. MALLARDI - Trustee, Retired, Prior to April 1996, Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group. His date of birth is March 17, 1934.

         The Trustees of the Trust are the same as the Trustees of the Portfolio. A majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Trust, the Portfolio and the J.P. Morgan Institutional Funds, up to and including creating a separate board of trustees.

         Each Trustee is currently paid an annual fee of $75,000 for serving as Trustee of the Trust, each of the Master Portfolios (as defined below), J.P. Morgan Funds and J.P. Morgan Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Fund.


         Trustee compensation expenses paid by the Trust for the calendar year ended December 31, 1999 are set forth below.

- -----------------------------

(1) Mr. Healey is an "interested person" (as defined in the 1940 Act) of the Trust.

                                                                         TOTAL TRUSTEE COMPENSATION
                                                                         ACCRUED BY THE MASTER
                                            AGGREGATE TRUSTEE            PORTFOLIOS(*), J.P. MORGAN FUNDS,
                                            COMPENSATION PAID BY         J.P. MORGAN SERIES TRUST AND THE
NAME OF TRUSTEE                             THE TRUST DURING 1999        TRUST DURING 1999(**)
- ---------------------------------------     ----------------------       ---------------------------------
Frederick S. Addy, Trustee                  $22,488                      $75,000

William G. Burns, Trustee                   $22,488                      $75,000

Arthur C. Eschenlauer, Trustee              $22,488                      $75,000

Matthew Healey, Trustee(***),               $22,488                      $75,000
  Chairman and Chief Executive
  Officer

Michael P. Mallardi, Trustee                $22,488                      $75,000


(*)     Includes the Portfolio and 18 other Portfolios (collectively the "Master
Portfolios") for which JPMIM acts as investment adviser.

(**)    No investment company within the fund complex has a pension or retirement plan. Currently there are 22 investment companies (comprised of 19 investment companies comprising the Master Portfolios, the Trust, the J.P. Morgan Funds and J.P. Morgan Series Trust) in the fund complex.


(***) During 1999, Pierpont Group, Inc. paid Mr. Healey, in his role as Chairman of Pierpont Group, Inc., compensation in the amount of $153,800, contributed $23,100 to a defined contribution plan on his behalf and paid $17,300 in insurance premiums for his benefit.

          The Trustees decide upon matters of general policy and are responsible for overseeing the Trust's and Portfolio's business affairs. The Portfolio and the Trust have entered into a Fund Services Agreement with Pierpont Group, Inc. to assist the Trustees in exercising their overall supervisory responsibilities over the affairs of the Portfolio and the Trust. Pierpont Group, Inc. was organized in July 1989 to provide services for the J.P. Morgan Family of Funds (formerly the "Pierpont Family of Funds"), and the Trustees are the equal and sole shareholders of Pierpont Group, Inc. The Trust and the Portfolio have agreed to pay Pierpont Group, Inc. a fee in an amount representing its reasonable costs in performing these services. These costs are periodically reviewed by the Trustees. The principal offices of Pierpont Group, Inc. are located at 461 Fifth Avenue, New York, New York 10017.

         The aggregate fees paid to Pierpont Group, Inc. by the Fund and the Portfolio during the indicated fiscal years are set forth below:

FUND -- For the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $4,066, $1,428 and $2,546, respectively.


PORTFOLIO -- For the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $6,630, $2,300 and $4,457, respectively.

MEMBERS OF THE ADVISORY BOARD


         The Trustees determined as of January 26, 2000 to establish an advisory board and appoint four members ("Members of the Advisory Board") thereto. Each member serves at the pleasure of the Trustees. The advisory board is distinct from the Trustees and provides advice to the Trustees as to investment, management and operations of the Trust; but has no power to vote upon any matter put to a vote of the Trustees. The advisory board and the members thereof also serve each of the J.P. Morgan Funds, J.P. Morgan Series Trust and collectively, together with the Trust (the "Trusts) and the Master Portfolios. It is also the current intention of the Trustees that the Members of the Advisory Board will be proposed at the next shareholders' meeting, expected to be held within a year from the date hereof, for election as Trustees of each of the Trusts and the Master Portfolios. The creation of the Advisory Board and the appointment of the members thereof was designed so that the Board of Trustees will continuously consist of persons able to assume the duties of Trustees and be fully familiar with the business and affairs of each of the Trusts and the Master Portfolios, in anticipation of the current Trustees reaching the mandatory retirement age of seventy. Each member of the Advisory Board is paid an annual fee of $75,000 for serving in this capacity for the Trust, each of the Master Portfolios, the J.P. Morgan Funds and the J.P. Morgan Series Trust and is reimbursed for expenses incurred in connection for such service. The members of the Advisory Board may hold various other directorships unrelated to these funds. The mailing address of the Members of the Advisory Board is c/o Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017. Their names, principal occupations during the past five years and dates of birth are set forth below:


         Ann Maynard Gray -- Former President, Diversified Publishing Group and Vice President, Capital Cities/ABC, Inc. Her date of birth is August 22, 1945.


         John R. Laird -- Retired; Former Chief Executive Officer, Shearson Lehman Brothers and The Boston Company. His date of birth is June 21, 1942.


         Gerard P. Lynch -- Retired; Former Managing Director, Morgan Stanley Group and President and Chief Operating Officer, Morgan Stanley Services, Inc. His date of birth is October 5, 1936.


         James J. Schonbachler -- Retired; Prior to September, 1998, Managing Director, Bankers Trust Company and Chief Executive Officer and Director, Bankers Trust A.G., Zurich and BT Brokerage Corp. His date of birth is January 26, 1943.


OFFICERS

          The Trust's and Portfolio's executive officers (listed below), other than the Chief Executive Officer and the officers who are employees of the Advisor, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned indirect subsidiary of Boston Institutional Group, Inc. The officers conduct and supervise the business operations of the Trust and the Portfolio. The Trust and the Portfolio have no employees.

          The officers of the Trust and the Portfolio, their principal occupations during the past five years and dates of birth are set forth below. Unless otherwise specified, each officer holds the same position with the Trust and the Portfolio. The business address of each of the officers unless otherwise noted is Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109.

          MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1995. His address is c/o Pierpont Group Inc., 461 Fifth Avenue, New York, New York 10017. His date of birth is August 23, 1937.

          MARGARET W. CHAMBERS; Vice President and Secretary. Senior Vice President and General Counsel of FDI since April, 1998. From August 1996 to March 1998, Ms. Chambers was Vice President and Assistant General Counsel for Loomis, Sayles & Company, L.P. From January 1986 to July 1996, she was an associate with the law firm of Ropes & Gray. Her date of birth is October 12, 1959.

          MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President, Chief Executive Officer, Chief Compliance Officer and Director of FDI, Premier Mutual Fund Services, Inc., an affiliate of FDI ("Premier Mutual") and an officer of certain investment companies advised or administered by FDI since prior to 1995. Her date of birth is August 1, 1957.

          DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Assistant Vice President and Assistant Department Manager of Treasury Services and Administration of FDI and an officer of certain investment companies distributed or administered by FDI. Prior to April 1997, Mr. Conroy was Supervisor of Treasury Services and Administration of FDI since prior to 1995. His date of birth is March 31, 1969.




          KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and an officer of certain investment companies distributed or administered by FDI. From June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager of SEC Registration at Scudder, Stevens & Clark, Inc. Her date of birth is December 29, 1966.

          CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Senior Associate General Counsel of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. His date of birth is December 24, 1964.

          KATHLEEN K. MORRISEY; Vice President and Assistant Secretary. Vice President and Assistant Secretary of FDI. Manager of Treasury Services Administration and an officer of certain investment companies advised or administered by Montgomery Asset Management, L.P. and Dresdner RCM Global Investors, Inc., and their respective affiliates. From July 1994 to November 1995, Ms. Morrisey was a Fund Accountant II for Investors Bank & Trust Company. Her date of birth is July 5, 1972.

          MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. Her date of birth is April 22, 1964.

          MARY JO PACE; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York since 1990. Ms. Pace serves in the Funds Administration group as a Manager for the Budgeting and Expense Processing Group. Prior to September 1995, Ms. Pace served as a Fund Administrator for Morgan Guaranty Trust Company of New York. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is March 13, 1966.



          GEORGE A. RIO; President and Treasurer. Executive Vice President and Client Service Director of FDI since April 1998. From June 1995 to March 1998, Mr. Rio was Senior Vice President and Senior Key Account Manager for Putnam Mutual Funds. His date of birth is January 2, 1955.


          CHRISTINE ROTUNDO; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Rotundo serves as Manager of the Funds Infrastructure group and is responsible for the management of special projects. Prior to January 2000, she served as Manager of the Tax Group in the Funds Administration group and was responsible for U.S. mutual fund tax matters. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is September 26, 1965.

          ELBA VASQUEZ; Vice President and Assistant Secretary. Vice President of FDI since February 1999. Ms. Vasquez served as a Sales Associate for FDI from May 1996. Prior to that she served in various mutual fund sales and marketing positions for U.S. Trust Company of New York. Her date of birth is December 14, 1961.


         As of October 31, 2000, Trustees, Members of the Advisory Board and Officers as a group owned less than 1% of the outstanding shares of the Fund.


CODES OF ETHICS


         The Trust, FDI and the Advisor have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each of these codes permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Funds. Such purchases, however, are subject to procedures reasonably necessary to prevent access persons from engaging in any unlawful conduct set forth in Rule 17j-1.

INVESTMENT ADVISOR

         The Fund has not retained the services of an investment adviser because each Fund seeks to achieve its investment objective by investing all of its investable assets in a corresponding Portfolio. Subject to the supervision of the Portfolio's Trustees, the Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of Portfolio transactions and generally manages the Portfolio's investments. Prior to October 28, 1998, Morgan was the Investment Advisor. JPMIM, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which Morgan serves as trustee.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of approximately $373 billion.




         Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913. Morgan, is a wholly owned subsidiary of J.P.
Morgan, a bank holding company organized under the laws of the State of Delaware.


         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs approximately 415 full time research analysts, capital market researchers, portfolio managers and traders and has one of the largest research staffs in the money management industry. The Advisory has investment management divisions located in New York, London, Tokyo, Frankfurt and Singapore to cover companies, industries and countries on site.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See "Portfolio Transactions."

         Sector weightings are generally similar to a benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for the Portfolio is currently the Lehman Brothers New York 1 to 17 Years Municipal Bond Index. Previously the fund has used the Lehman Brothers 1-16 year Municipal Bond Index as a comparative broad-based securities market index. The fund has chosen the Lehman Brothers New York 1 to 17 Years Municipal Bond Index, because it measures New York tax-exempt bond market performance and reflects the universe of securities in which the fund invests.


         The Portfolio is managed by employees of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan with the exception of certain investment management affiliates of J.P. Morgan or broker affiliates of J.P. Morgan which execute transactions on behalf of the Fund.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.30% of the Portfolio's average daily net assets.

         For the fiscal year ended March 31, 1999, the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000, the advisory fees paid by the Portfolio were $796,521, $298,444 and $809,418, respectively.


         See "Expenses" below for applicable expense limitations.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved thereafter annually in the same manner as the Distribution Agreement. See "Distributor" below. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Portfolio's Trustees, or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio. See "Additional Information."


         Under separate agreements, Morgan provides certain financial, fund accounting and administrative services to the Trust and the Portfolio and shareholder services for the Trust. See "Services Agent" and "Shareholder Servicing" below.

DISTRIBUTOR

         FDI serves as the Trust's exclusive Distributor and holds itself available to receive purchase orders for the Fund's shares. In that capacity, FDI has been granted the right, as agent of the Trust, to solicit and accept orders for the purchase of the Fund's shares in accordance with the terms of the Distribution Agreement between the Trust and FDI. Under the terms of the Distribution Agreement between FDI and the Trust, FDI receives no compensation in its capacity as the Trust's distributor.

         The Distribution Agreement shall continue in effect with respect to the Fund for a period of two years after execution only if it is approved at least annually thereafter (i) by a vote of the holders of a majority of the Fund's outstanding shares or by its Trustees and (ii) by a vote of a majority of the Trustees of the Trust who are not "interested persons" (as defined by the 1940
Act) of the parties to the Distribution Agreement, cast in person at a meeting called for the purpose of voting on such approval (see "Trustees and Members of the Advisory Board" and "Officers"). The Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable at any time without penalty by a vote of a majority of the Trustees of the Trust, a vote of a majority of the Trustees who are not "interested persons" of the Trust, or by a vote of the holders of a majority of the Fund's outstanding shares as defined under "Additional Information," in any case without payment of any penalty on 60 days' written notice to the other party. The principal offices of FDI are located at 60 State Street, Suite 1300, Boston, Massachusetts 02109.


CO-ADMINISTRATOR

         Under Co-Administration Agreements with the Trust and the Portfolio dated August 1, 1996, FDI also serves as the Trust's and the Portfolio's Co-Administrator. The Co-Administration Agreements may be renewed or amended by the respective Trustees without a shareholder vote. The Co-Administration Agreements are terminable at any time without penalty by a vote of a majority of the Trustees of the Trust or the Portfolio, as applicable, on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may subcontract for the performance of its obligations, provided, however, that unless the Trust or the Portfolio, as applicable, expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Services Agent" below.

         FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Trust and the Portfolio; (ii) provides officers for the Trust and the Portfolio; (iii) prepares and files documents required for notification of state securities administrators; (iv) reviews and files marketing and sales literature; (v) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (vi) maintains related books and records.

         For its services under the Co-Administration Agreements, the Fund and Portfolio have agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Fund or Portfolio is based on the ratio of its net assets to the aggregate net assets of the Trust, the Master Portfolios and certain other investment companies subject to similar agreements with FDI.

         The table below sets forth for the Fund and the Portfolio the administrative fees paid to FDI for the fiscal periods indicated.

FUND -- For the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $2,990, $882 and $1,916, respectively.


PORTFOLIO -- For the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $3,052, $880 and $1,981, respectively.

SERVICES AGENT

         The Trust, on behalf of the Fund, and the Portfolio have entered into Administrative Services Agreements (the "Services Agreements") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Fund and Portfolio. The Services Agreements may be terminated at any time, without penalty, by the Trustees or Morgan, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

         Under the Services Agreements, Morgan provides certain administrative and related services to the Fund and the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustee matters.

         Under the Services Agreements, the Fund and the Portfolio have agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and J.P. Morgan Series Trust in accordance with the following annual schedule: 0.09% of the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Fund and Portfolio is determined by the proportionate share that its net assets bear to the total net assets of the Trust, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and J.P. Morgan Series Trust.


          The table below sets forth for the Fund and the Portfolio the fees paid to Morgan as Services Agent.

FUND -- For the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $45,134, $15,661 and $38,925, respectively.


PORTFOLIO -- For the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $73,366, $25,575 and $68,240, respectively.


CUSTODIAN AND TRANSFER AGENT


         The Bank of New York ("BONY"), One Wall Street, New York, New York 10286, serves as the Trust's custodian and fund accounting agent. Pursuant to the Custodian Contract and Fund Accounting Agreement with the Trust, BONY is responsible for holding portfolio securities and cash and maintaining the books of account and records of the Fund's portfolio transactions.


         State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Trust's transfer and dividend disbursing agent. As transfer agent and dividend disbursing agent, State Street is responsible for maintaining account records detailing the ownership of Fund shares and for crediting income, capital gains and other changes in share ownership to shareholder accounts.

SHAREHOLDER SERVICING

         The Trust, on behalf of the Fund, has entered into a Shareholder Servicing Agreement with Morgan pursuant to which Morgan acts as shareholder servicing agent for its customers and for other Fund investors who are customers of a Financial Professional. Under this agreement, Morgan is responsible for performing shareholder account, administrative and servicing functions, which include but are not limited to, answering inquiries regarding account status and history, the manner in which purchases and redemptions of Fund shares may be effected, and certain other matters pertaining to the Fund; assisting customers in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to coordinate the establishment and maintenance of shareholder accounts and records with the Fund's transfer agent; transmitting purchase and redemption orders to the Fund's transfer agent and arranging for the wiring or other transfer of funds to and from customer accounts in connection with orders to purchase or redeem Fund shares; verifying purchase and redemption orders, transfers among and changes in accounts; informing the Distributor of the gross amount of purchase orders for Fund shares; monitoring the activities of the Fund's transfer agent; and providing other related services.

         Effective August 1, 1998, under the Shareholder Servicing Agreement, the Fund has agreed to pay Morgan for these services a fee at an annual rate of 0.10% (expressed as a percentage of the average daily net asset value of Fund shares owned by or for shareholders).

         The shareholder servicing fees paid by the Fund to Morgan for the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $152,227, $60,929 and $157,592, respectively.



         If Morgan were prohibited from providing any of the services under the Shareholder Servicing Agreement and the Services Agreements, the Trustees would seek an alternative provider of such services. In such event, changes in the operation of the Fund or the Portfolio might occur and a shareholder might no longer be able to avail himself or herself of any services then being provided to shareholders by Morgan.

         The Fund may be sold to or through financial intermediaries who are customers of J.P. Morgan ("financial professionals"), including financial institutions and broker-dealers, that may be paid fees by J.P. Morgan or its affiliates for services provided to their clients that invest in the Fund. See "Financial Professionals" below. Organizations that provide record keeping or other services to certain employee benefit or retirement plans that include the Fund as an investment alternative may also be paid a fee.

FINANCIAL PROFESSIONALS

         The services provided by financial professionals may include establishing and maintaining shareholder accounts, processing purchase and redemption transactions, arranging for bank wires, performing shareholder subacounting, answering client inquiries regarding the Trust, assisting clients in changing dividend options, account designations and addresses, providing periodic statements showing the client's account balance and integrating these statements with those of other transactions and balances in the client's other accounts serviced by the financial professional, transmitting proxy statements, periodic reports, updated prospectuses and other communications to shareholders and, with respect to meetings of shareholders, collecting, tabulating and forwarding executed proxies and obtaining such other information and performing such other services as J.P. Morgan or the financial professional's clients may reasonably request and agree upon with the financial professional.

         Although there is no sales charge levied directly by the Fund, financial professionals may establish their own terms and conditions for providing their services and may charge investors a transaction or other fee for their services. Such charges may vary among financial professionals and will not be remitted to the Fund or J.P. Morgan.

         The Fund has authorized one or more brokers to accept purchase and redemption orders on its behalf. Such brokers are authorized to designate other intermediaries to accept purchase and redemption orders on the Fund's behalf. The Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker's authorized designee, accepts the order. These orders will be priced at the Fund's net asset value next calculated after they are so accepted.

INDEPENDENT ACCOUNTANTS

         The independent accountants of the Trust and the Portfolio are PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036. PricewaterhouseCoopers LLP conducts an annual audit of the financial statements of the Fund and the Portfolio, assists in the preparation and/or review of the Fund's and the Portfolio's federal and state income tax returns and consults with the Fund and the Portfolio as to matters of accounting and federal and state income taxation.

EXPENSES

         In addition to the fees payable to Pierpont Group, Inc., JPMIM, Morgan and FDI under various agreements discussed under "Trustees and Members of the Advisory Board," "Officers," "Investment Advisor", "Co- Administrator", "Distributor", "Services Agent" and "Shareholder Servicing" above, the Fund and the Portfolio are responsible for usual and customary expenses associated with their respective operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, costs associated with registration fees under federal securities laws, and extraordinary expenses applicable to the Fund or the Portfolio. For the Fund, such expenses also include transfer, registrar and dividend disbursing costs, the expenses of printing and mailing reports, notices and proxy statements to Fund shareholders; and filing fees under state securities laws. For the Portfolio, such expenses also include custodian fees and brokerage expenses.


         J.P. Morgan has agreed that it will reimburse the Fund until November 28, 2001, as described in the Prospectus, to the extent necessary to maintain the Fund's total operating expenses (which include expenses of the Fund and the Portfolio) at the annual rate of 0.50% of the Fund's average daily net assets. This limit does not cover extraordinary expenses.

         The table below sets forth for the Fund the fees and other expenses Morgan reimbursed under the expense reimbursement arrangement described above or pursuant to prior expense reimbursement arrangement for the fiscal periods indicated.

FUND -- For the fiscal year ended March 31, 1999, for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: $110,632, $57,604 and $93,011, respectively.


PORTFOLIO -- For the fiscal year ended March 31, 1999 for the four months ended July 31, 1999 and for the fiscal year ended July 31, 2000: no expenses of the portfolio were reimbursed by Morgan.

PURCHASE OF SHARES

         ADDITIONAL MINIMUM BALANCE INFORMATION. If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), the Fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, the Fund reserves the right to close out your account and send the proceeds to the address of record.

         METHOD OF PURCHASE. Investors may open Fund accounts and purchase shares as described in the Prospectus. References in the Prospectus and this Statement of Additional Information to customers of Morgan or a Financial Professional include customers of their affiliates and references to transactions by customers with Morgan or a Financial Professional include transactions with their affiliates. Only Fund investors who are using the services of a financial institution acting as shareholder servicing agent pursuant to an agreement with the Trust on behalf of the Fund may make transactions in shares of the Fund. All purchase orders must be accepted by the Distributor.

         The Fund may, at its own option, accept securities in payment for shares. The securities delivered in such a transaction are valued by the method described in "Net Asset Value" as of the day the Fund receives the securities. This is a taxable transaction to the shareholder. Securities may be accepted in payment for shares only if they are, in the judgment of the Advisor appropriate investments for the Fund's corresponding Portfolio. In addition, securities accepted in payment for shares must: (i) meet the investment objective and policies of Portfolio; (ii) be acquired by the Fund for investment and not for resale (other than for resale to the Portfolio); (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Fund reserves the right to accept or reject at its own option any and all securities offered in payment for its shares.

         Prospective investors may purchase shares with the assistance of a Financial Professional, and a Financial Professional may charge the investor a fee for this service and other services it provides to its customers.

REDEMPTION OF SHARES

         Investors may redeem shares as described in the Prospectus.

         If the Trust, on behalf of the Fund, and the Portfolio determines that it would be detrimental to the best interest of the remaining shareholders of a Fund to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Fund, in lieu of cash, in conformity with the applicable rule of the SEC. If shares are redeemed in kind, the redeeming shareholder might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described under "Net Asset Value," and such valuation will be made as of the same time the redemption price is determined. The Trust on behalf of the Fund and the Portfolio have elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which the Fund and the Portfolio are obligated to redeem shares solely in cash up to the lesser of $250,000 or one percent of the net asset value of the Fund during any 90 day period for any one shareholder. The Trust will redeem Fund shares in kind only if it has received a redemption in kind from the Portfolio and therefore shareholders of the Fund that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the Trust that the Portfolio will not redeem in kind except in circumstances in which the Fund is permitted to redeem in kind.

         FURTHER REDEMPTION INFORMATION. Investors should be aware that redemptions from the Fund may not be processed if a redemption request is not submitted in proper form. To be in proper form, the Fund must have received the shareholder's taxpayer identification number and address. In addition, if a shareholder sends a check for the purchase of fund shares and shares are purchased before the check has cleared, the transmittal of redemption proceeds from the shares will occur upon clearance of the check which may take up to 15 days. The Trust, on behalf of the Fund, and the Portfolio, reserve the right to suspend the right of redemption and to postpone the date of payment upon redemption as follows: (i) for up to seven days, (ii) during periods when the New York Stock Exchange is closed for other than weekends and holidays or when trading on such Exchange is restricted as determined by the SEC by rule or regulation, (iii) during periods in which an emergency, as determined by the SEC, exists that causes disposal by the Portfolio of, or evaluation of the net asset value of, its portfolio securities to be unreasonable or impracticable, or
(iv) for such other periods as the SEC may permit. For information regarding redemption orders placed through a financial professional, please see "Financial Professionals" above.

EXCHANGE OF SHARES

         An investor may exchange shares of the Fund for shares of any J.P. Morgan Institutional Fund, J.P. Morgan Fund or J.P. Morgan Series Trust fund without charge. An exchange may be made so long as after the exchange the investor has shares, in each fund in which he or she remains an investor, with a value of at least that fund's minimum investment amount. Shareholders should read the prospectus of the fund into which they are exchanging and may only exchange between fund accounts that are registered in the same name, address and taxpayer identification number. Shares are exchanged on the basis of relative net asset value per share. Exchanges are in effect redemptions from one fund and purchases of another fund and the usual purchase and redemption procedures and requirements are applicable to exchanges. The Funds generally intend to pay redemption proceeds in cash, however, since they reserve the right at their sole discretion to pay redemptions over $250,000 in-kind as a portfolio of representative stocks rather than in cash, each Fund reserves the right to deny an exchange request in excess of that amount. See "Redemption of Shares". Shareholders subject to federal income tax who exchange shares in one fund for shares in another fund may recognize capital gain or loss for federal income tax purposes. Shares of the fund to be acquired are purchased for settlement when the proceeds from redemption become available. In the case of investors in certain states, state securities laws may restrict the availability of the exchange privilege. The Fund reserves the right to discontinue, alter or limit its exchange privilege at any time.

DIVIDENDS AND DISTRIBUTIONS

         The Fund declares and pays dividends and distributions as described under "Dividends and Distributions" in the Prospectus.

         Dividends and capital gains distributions paid by a Fund are automatically reinvested in additional shares of the Fund unless the shareholder has elected to have them paid in cash. Dividends and distributions to be paid in cash are credited to the shareholder's account at Morgan or at his financial professional or, in the case of certain Morgan customers, are mailed by check in accordance with the customer's instructions. Each Fund reserves the right to discontinue, alter or limit the automatic reinvestment privilege at any time.

         If a shareholder has elected to receive dividends and/or capital gain distributions in cash and the postal or other delivery service is unable to deliver checks to the shareholder's address of record, such shareholder's distribution option will automatically be converted to having all dividend and other distributions reinvested in additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

NET ASSET VALUE

         The Fund computes its net asset value separately for each class of shares outstanding once daily as of the close of trading on the New York Stock Exchange (normally 4:00 p.m. eastern time) on each business day as described in the prospectus. The net asset value will not be computed on the day the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. On days when U.S. trading markets close early in observance of these holidays, the Fund will close for purchases and redemptions at the same time. The Fund and the Portfolio may also close for purchases and redemptions at such other times as may be determined by the Board of Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Fund's business days.

         The net asset value of the Fund is equal to the value of the Fund's investment in its corresponding Portfolio (which is equal to the Fund's pro rata share of the total investment of the Fund and of any other investors in the Portfolio less the Fund's pro rata share of the Portfolio's liabilities) less the Fund's liabilities. The following is a discussion of the procedures used by the Portfolio corresponding to the Fund in valuing its assets.

         Listed options on debt securities traded on U.S. option exchanges shall be valued at their closing price on such exchanges. Futures on debt securities and related options traded on commodities exchanges shall be valued at their closing price as of the close of such commodities exchanges, which is currently 4:15p.m., New York time. Options and future traded on foreign exchanges shall be valued at the last sale or close price available prior to the calculation of the Funds' net asset value. Non-listed OTC options and swaps shall be valued at the closing price provided by a counterparty or third-party broker.


         Fixed income securities with a maturity of 60 days or more, are generally valued using bid quotations readily available from and supplied daily by pricing services or brokers. If such prices are generally not readily available from the Fund's pricing services or brokers, such securities are priced in accordance with fair value procedures adopted by the Trustees. Such fair value procedures include the use of pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Fixed income securities with a remaining maturity of less than 60 days are valued by the amortized cost method.

PERFORMANCE DATA

         From time to time, the Fund may quote performance in terms of yield, tax equivalent yield, actual distributions, total returns or capital appreciation in reports, sales literature and advertisements published by the Trust. Current performance information for the Fund may be obtained by calling the number provided on the cover page of this Statement of Additional Information. See also the Prospectus.

         Comparative performance information may be used from time to time in advertising the Funds' shares, including appropriate market indices including the benchmarks indicated under "Investment Advisor" above or data from Lipper Analytical Services, Inc., Micropal, Inc., Ibbotson Associates, Morningstar Inc., the Dow Jones Industrial Average and other industry publications.

         YIELD QUOTATIONS. As required by regulations of the SEC, the annualized yield for the Fund is computed by dividing the Fund's net investment income per share earned during a 30-day period by the net asset value on the last day of the period. The average daily number of shares outstanding during the period that are eligible to receive dividends is used in determining the net investment income per share. Income is computed by totaling the interest earned on all debt obligations during the period and subtracting from that amount the total of all recurring expenses incurred during the period. The 30-day yield is then annualized on a bond-equivalent basis assuming semi-annual reinvestment and compounding of net investment income. Annualized tax-equivalent yield reflects the approximate annualized yield that a taxable investment must earn for shareholders at specified federal and New York income tax levels to produce an after-tax yield equivalent to the annualized tax-exempt yield.

          The historical yield information for the Fund at July 31, 2000: 30-day yield: 4.48%; 30-day tax equivalent yield at 39.6% tax rate: 7.42%.

         TOTAL RETURN QUOTATIONS. The Fund may advertise "total return" and non-standardized total return data. The total return shows what an investment in a Fund would have earned over a specified period of time (one, five or ten years or since commencement of operations, if less) assuming that all distributions and dividends by the Fund were reinvested on the reinvestment dates during the period and less all recurring fees. This method of calculating total return is required by regulations of the SEC. Total return data similarly calculated, unless otherwise indicated, over other specified periods of time may also be used. All performance figures are based on historical earnings and are not intended to indicate future performance.

         As required by regulations of the SEC, the average annual total return of the Fund for a period is computed by assuming a hypothetical initial payment of $1,000. It is then assumed that all of the dividends and distributions by the Fund over the period are reinvested. It is then assumed that at the end of the period, the entire amount is redeemed. The average annual total return is then calculated by determining the annual rate required for the initial payment to grow to the amount which would have been received upon redemption.

         Aggregate total returns, reflecting the cumulative percentage change over a measuring period, may also be calculated.

          The historical return information for the Fund at July 31, 2000:
Average annual total return, 1 year: 4.32%; average annual total return, 5 years: 5.01%; average annual total return, commencement of investment operations(2)


- ----------------------------

(2) The fund's inception date was April 11, 1994, commencement of investment operations was April 15, 1994.

(April 15, 1994) to period end: 5.47%; aggregate total return, 1 year: 4.32%; aggregate total return, 5 years: 27.69%; aggregate total return, commencement of investment operations (April 15, 1994) to period end: 39.81%.

         GENERAL. The Fund's performance will vary from time to time depending upon market conditions, the composition of the Portfolio, and operating expenses. Consequently, any given performance quotation should not be considered representative of the Fund's performance for any specified period in the future. In addition, because performance will fluctuate, it may not provide a basis for comparing an investment in the Fund with certain bank deposits or other investments that pay a fixed yield or return for a stated period of time.

         From time to time, the Fund may, in addition to any other permissible information, include the following types of information in advertisements, supplemental sales literature and reports to shareholders: (1) discussions of general economic or financial principles (such as the effects of compounding and the benefits of dollar-cost averaging); (2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions;
(4) descriptions of past or anticipated portfolio holdings for the Fund; (5) descriptions of investment strategies for the Fund; (6) descriptions or comparisons of various savings and investment products (including, but not limited to, qualified retirement plans and individual stocks and bonds), which may or may not include the Fund; (7) comparisons of investment products (including the Fund) with relevant markets or industry indices or other appropriate benchmarks; (8) discussions of fund rankings or ratings by recognized rating organizations; and (9) discussions of various statistical methods quantifying the Fund's volatility relative to its benchmark or to past performance, including risk adjusted measures. The Fund may also include calculations, such as hypothetical compounding examples, which describe hypothetical investment results in such communications. Such performance examples will be based on an express set of assumptions and are not indicative of the performance of the Fund.

PORTFOLIO TRANSACTIONS

          The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See "Investment Objective and Policies."

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         Portfolio transactions for the Portfolio will be undertaken principally to accomplish a Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio may engage in short-term trading consistent with its objective. See "Investment Objective and Policies -- Portfolio Turnover."

         In connection with portfolio transactions for the Portfolio, the Advisor intends to seek the best execution on a competitive basis for both purchases and sales of securities.

         Subject to the overriding objective of obtaining the best execution of orders, the Advisor may allocate a portion of the Portfolio's brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the Portfolio, the commissions, fees or other remuneration received by such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         Portfolio securities will not be purchased from or through or sold to or through the Co-Administrator, the Distributor or the Advisor or any other "affiliated person" (as defined in the 1940 Act) of the Co-Administrator, Distributor or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities from any underwriting group of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         Investment decisions made by the Advisor are the product of many factors in addition to basic suitability for the particular portfolio or other client in question. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the same security. The Fund may only sell a security to other portfolios or accounts managed by the Advisor or its affiliates in accordance with procedures adopted by the Trustees.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers including other Portfolios, the Advisor to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         If the Portfolio writes options that effect a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by the Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

MASSACHUSETTS TRUST

         The Trust is a "Massachusetts business trust" of which the Fund is a separate and distinct series. A copy of the Declaration of Trust for the Trust is on file in the office of the Secretary of The Commonwealth of Massachusetts. Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, the Trust's Declaration of Trust provides that the shareholders will not be subject to any personal liability for the acts or obligations of any Fund and that every written agreement, obligation, instrument or undertaking made on behalf of any Fund will contain a provision to the effect that the shareholders are not personally liable thereunder.

         Effective January 1, 1998, the name of the Trust was changed from "The JPM Institutional Funds" to "J.P. Morgan Institutional Funds", and the Fund's name changed accordingly. Effective October 28, 1998 the name of the Fund was changed from "J.P. Morgan Institutional New York Total Return Bond Fund" to J.P. Morgan Institutional New York Tax Exempt Bond Fund", and the Portfolio's name changed accordingly

         The Trust's Declaration of Trust further provides that the name of the Trust refers to the Trustees collectively as Trustees, not as individuals or personally, that no Trustee, officer, employee or agent of a Fund is liable to a Fund or to a shareholder, and that no Trustee, officer, employee, or agent is liable to any third persons in connection with the affairs of a Fund, except as such liability may arise from his or its own bad faith, willful misfeasance, gross negligence or reckless disregard of his or its duties to such third persons. It also provides that all third persons shall look solely to Fund property for satisfaction of claims arising in connection with the affairs of a Fund. With the exceptions stated, the Trust's Declaration of Trust provides that a Trustee, officer, employee, or agent is entitled to be indemnified against all liability in connection with the affairs of a Fund.

         The Trust shall continue without limitation of time subject to the provisions in the Declaration of Trust concerning termination by action of the shareholders or by action of the Trustees upon notice to the shareholders.

DESCRIPTION OF SHARES

          The Trust is an open-end management investment company organized as a Massachusetts business trust in which the Fund represents a separate series of shares of beneficial interest. See "Massachusetts Trust."

         The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares ($0.001 par value) of one or more series and classes within any series and to divide or combine the shares (of any series) without changing the proportionate beneficial interest of each shareholder in a Fund (or in the assets of other series, if applicable). Each share represents an equal proportional interest in a Fund with each other share. Upon liquidation of the Fund, holders are entitled to share pro rata in the net assets of the Fund available for distribution to such shareholders. See "Massachusetts Trust." Shares of a Fund have no preemptive or conversion rights and are fully paid and nonassessable. The rights of redemption and exchange are described in the Prospectus and elsewhere in this Statement of Additional Information.

         The shareholders of the Trust are entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount), on matters on which shares of the Fund shall be entitled to vote. Subject to the 1940 Act, the Trustees themselves have the power to alter the number and the terms of office of the Trustees, to lengthen their own terms, or to make their terms of unlimited duration subject to certain removal procedures, and appoint their own successors, PROVIDED, HOWEVER, that immediately after such appointment the requisite majority of the Trustees have been elected by the shareholders of the Trust. The voting rights of shareholders are not cumulative so that holders of more than 50% of the shares voting can, if they choose, elect all Trustees being selected while the shareholders of the remaining shares would be unable to elect any Trustees. It is the intention of the Trust not to hold meetings of shareholders annually. The Trustees may call meetings of shareholders for action by shareholder vote as may be required by either the 1940 Act or the Trust's Declaration of Trust.

         Shareholders of the Trust have the right, upon the declaration in writing or vote of more than two-thirds of its outstanding shares, to remove a Trustee. The Trustees will call a meeting of shareholders to vote on removal of a Trustee upon the written request of the record holders of 10% of the Trust's shares. In addition, whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1% of the Trust's outstanding shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to request a meeting for the purpose of voting upon the question of removal of any Trustee or Trustees and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either: (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request. If the Trustees elect to follow the latter course, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. After opportunity for hearing upon the objections specified in the written statements filed, the SEC may, and if demanded by the Trustees or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

         The Trustees have authorized the issuance and sale to the public of shares of 22 series of the Trust. The Trustees have no current intention to create any classes within the initial series or any subsequent series. The Trustees may, however, authorize the issuance of shares of additional series and the creation of classes of shares within any series with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine. The proceeds from the issuance of any additional series would be invested in separate, independently managed portfolios with distinct investment objectives, policies and restrictions, and share purchase, redemption and net asset valuation procedures. Any additional classes would be used to distinguish among the rights of different categories of shareholders, as might be required by future regulations or other unforeseen circumstances. All consideration received by the Trust for shares of any additional series or class, and all assets in which such consideration is invested, would belong to that series or class, subject only to the rights of creditors of the Trust and would be subject to the liabilities related thereto. Shareholders of any additional series or class will approve the adoption of any management contract or distribution plan relating to such series or class and of any changes in the investment policies related thereto, to the extent required by the 1940 Act.

         For information relating to mandatory redemption of Fund shares or their redemption at the option of the Trust under certain circumstances, see the Prospectus.

         As of October 31, 2000, the following owned of record more than 5% of the outstanding shares of the Fund:


         Morgan as Agent for Trust of LHP Klotz FBO R Klotz (8.29%);Charles Schwab & Co., Inc. FBO Customers (6.97%); Morgan as Agent for G. Attfield and A. Hubbard (6.46%); and Morgan as Agent for G. Attfield and A. Hubbard (6.22%).



SPECIAL INFORMATION CONCERNING INVESTMENT STRUCTURE

         Unlike other mutual funds which directly acquire and manage their own portfolio of securities, the Fund is an open-end management investment company which seeks to achieve its investment objective by investing all of its investable assets in a corresponding Master Portfolio, a separate registered investment company with the same investment objective and policies as the Fund. Fund shareholders are entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount), on matters on which shares of the Fund shall be entitled to vote.

         In addition to selling a beneficial interest to the Fund, the Portfolio may sell beneficial interests to other mutual funds or institutional investors. Such investors will invest in the Portfolio on the same terms and conditions and will bear a proportionate share of the Portfolio's expenses. However, the other investors investing in the Portfolio may sell shares of their own fund using a different pricing structure than the Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures. Information concerning other holders of interests in the Portfolio is available from Morgan at
(800) 766-7722.

         The Trust may withdraw the investment of the Fund from the Portfolio at any time if the Board of Trustees of the Trust determines that it is in the best interests of the Fund to do so. Upon any such withdrawal, the Board of Trustees would consider what action might be taken, including the investment of all the assets of the Fund in another pooled investment entity having the same investment objective and restrictions as the Fund or the retaining of an investment adviser to manage the Fund's assets in accordance with the investment policies with respect to the Portfolio described above and in the Fund's prospectus described below.

         Certain changes in the Portfolio's fundamental investment policies or restrictions, or a failure by the Fund's shareholders to approve such change in the Portfolio's investment restrictions, may require withdrawal of the Fund's interest in the Portfolio. Any such withdrawal could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) from the Portfolio which may or may not be readily marketable. The distribution in kind may result in the Fund having a less diversified portfolio of investments or adversely affect the Fund's liquidity, and the Fund could incur brokerage, tax or other charges in converting the securities to cash. Notwithstanding the above, there are other means for meeting shareholder redemption requests, such as borrowing.

         Smaller funds investing in the Portfolio may be materially affected by the actions of larger funds investing in the Portfolio. For example, if a large fund withdraws from the Portfolio, the remaining funds may subsequently experience higher pro rata operating expenses, thereby producing lower returns.

         Additionally, because the Portfolio would become smaller, it may become less diversified, resulting in potentially increased portfolio risk (however, these possibilities also exist for traditionally structured funds which have large or institutional investors who may withdraw from a fund). Also funds with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio. Whenever the Fund is requested to vote on matters pertaining to the Portfolio (other than a vote by the Fund to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Trust will hold a meeting of shareholders of the Fund and will cast all of its votes proportionately as instructed by the Fund's shareholders. The Trust will vote the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. Shareholders of the Fund who do not vote will have no affect on the outcome of such matters.

TAXES

         The following discussion of tax consequences is based on U.S. federal tax laws in effect on the date of this Statement of Additional Information. These laws and regulations are subject to change by legislative or administrative action, possibly on a retroactive basis.

         The Fund intends to qualify and remain qualified as a regulated investment company under Subchapter M of the Code. As a regulated investment company, the Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to loans of stock and securities, gains from the sale or other disposition of stock, securities or foreign currency and other income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currency and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the value of the Fund's total assets is represented by cash, U.S. Government securities, investments in other regulated investment companies and other securities limited, in respect of any one issuer, to an amount not greater than 5% of the Fund's total assets, and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies).

         As a regulated investment company, the Fund (as opposed to its shareholders) will not be subject to federal income taxes on the net investment income and capital gains that it distributes to its shareholders, provided that at least 90% of its net investment income and realized net short-term capital gains in excess of net long-term capital losses for the taxable year is distributed in accordance with the Code's timing requirements.

         Under the Code, the Fund will be subject to a 4% excise tax on a portion of its undistributed taxable income and capital gains if it fails to meet certain distribution requirements by the end of the calendar year. The Fund intends to make distributions in a timely manner and accordingly does not expect to be subject to the excise tax.

         For federal income tax purposes, dividends that are declared by the Fund in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared. Therefore, such dividends will generally be taxable to a shareholder in the year declared rather than the year paid.

         The Fund intends to qualify to pay exempt-interest dividends to its shareholders by having, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consist of tax exempt securities. An exempt-interest dividend is that part of dividend distributions made by the Fund which consists of interest received by the Fund on tax exempt securities. Shareholders will not incur any federal income tax on the amount of exempt-interest dividends received by them from the Fund (other than the alternative minimum tax under certain circumstances). In view of the Fund's investment policies, it is expected that a substantial portion of all dividends will be exempt-interest dividends, although the Fund may from time to time realize and distribute net short-term capital gains and may invest limited amounts in taxable securities under certain circumstances. To the extent that this capital loss is used to offset future gains, it is probable that the gains so offset will not be distributed to shareholders.

         Distributions of net investment income (other than exempt-interest dividends) and realized net short-term capital gains in excess of net long-term capital losses are generally taxable to shareholders of the Fund as ordinary income whether such distributions are taken in cash or reinvested in additional shares. The Fund generally pays a monthly dividend. If dividend payments exceed income earned by the Fund, the over-distribution would be considered a return of capital rather than a dividend payment. The Fund intends to pay dividends in such a manner so as to minimize the possibility of a return of capital. Distributions of net long-term capital gains (i.e., net long-term capital gains in excess of net short-term capital losses) are taxable to shareholders of the Fund as long-term capital gains, regardless of whether such distributions are taken in cash or reinvested in additional shares and regardless of how long a shareholder has held shares in the Fund. In general, long-term capital gain of an individual shareholder will be subject to a 20% rate of tax.

         Gains or losses on sales of portfolio securities will be treated as long-term capital gains or losses if the securities have been held for more than one year except in certain cases where, if applicable, a put option is acquired or a call option is written thereon or the straddle rules described below are otherwise applicable. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Fund lapses or is terminated through a closing transaction, such as a repurchase by the Fund of the option from its holder, the Fund will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Fund in the closing transaction. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund will subtract the premium received from its cost basis in the securities purchased.

         Any distribution of net investment income or capital gains will have the effect of reducing the net asset value of Fund shares held by a shareholder by the same amount as the distribution. If the net asset value of the shares is reduced below a shareholder's cost as a result of such a distribution, the distribution, although constituting a return of capital to the shareholder, will be taxable as described above. Investors should thus consider the consequences of purchasing shares in the Fund shortly before the Fund declares a sizable dividend distribution.

         Any gain or loss realized on the redemption or exchange of Fund shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than one year, and otherwise as short-term capital gain or loss. Long-term capital gain of an individual holder generally is subject to a maximum tax rate of 20%. However, if Fund shares are acquired after December 31, 2000 and held for more than five years, the maximum long-term capital gain tax rate will be reduced to 18%. A shareholder that acquires Fund shares prior to January 1, 2001 may elect to treat such Fund shares as having been acquired on January 1, 2001.
To make such election, a shareholder would have to treat the Fund shares as having been sold on January 1, 2001 for their fair market value and would have to recognize and pay tax on any gain, but would not be entitled to recognize any loss. Any loss realized by a shareholder upon the redemption or exchange of shares in the Fund held for six months or less (i) will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder with respect to such shares, and (ii) will be disallowed to the extent of any exempt-interest dividends received by the shareholder with respect to such shares. In addition, no loss will be allowed on the redemption or exchange of shares of the Fund, if within a period beginning 30 days before the date of such redemption or exchange and ending 30 days after such date, the shareholder acquires (such as through dividend reinvestment) securities that are substantially identical to shares of the Fund. Investors are urged to consult their tax advisors concerning the limitations on the deductibility of capital losses.

         Options and futures contracts entered into by the Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on options and futures contacts or on the underlying securities.

         Certain options and futures held by the Fund at the end of each fiscal year will be required to be "marked to market" for federal income tax purposes
- -- i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Fund has held such options or futures.

         If a correct and certified taxpayer identification number is not on file, the Fund is required, subject to certain exemptions, to withhold 31% of certain payments made or distributions declared to non-corporate shareholders.

         For federal income tax purposes, the fund had a capital loss carryforward at July 31, 2000 of $1,268,554, all of which expires in the year 2008. To the extent that this capital loss is used to offset future capital gains, it is probabley that gains so offset will not be distributed to shareholders.

         STATE AND LOCAL TAXES. The Fund may be subject to state or local taxes in jurisdictions in which the Fund is deemed to be doing business. In addition, the treatment of the Fund and its shareholders in those states which have income tax laws might differ from treatment under the federal income tax laws. Shareholders should consult their own tax advisors with respect to any state or local taxes.

         OTHER TAXATION. The Trust is organized as a Massachusetts business trust and, under current law, neither the Trust nor the Fund is liable for any income or franchise tax in The Commonwealth of Massachusetts, provided that the Fund continues to qualify as a regulated investment company under Subchapter M of the Code. The Portfolio is organized as a New York trust. The Portfolio is not subject to any federal income taxation or income or franchise tax in the State of New York or The Commonwealth of Massachusetts. The investment by the Fund in the Portfolio does not cause the Fund to be liable for any income or franchise tax in the State of New York.

ADDITIONAL INFORMATION

         Telephone calls to the Fund, J.P. Morgan or a Financial Professional as shareholder servicing agent may be tape recorded. With respect to the securities offered hereby, this Statement of Additional Information and the Prospectus do not contain all the information included in the Trust's registration statement filed with the SEC under the 1933 Act and the Trust's and the Portfolio's registration statements filed under the 1940 Act. Pursuant to the rules and regulations of the SEC, certain portions have been omitted. The registration statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

         Statements contained in this Statement of Additional Information and the Prospectus concerning the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the applicable Registration Statements. Each such statement is qualified in all respects by such reference.

         No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in the Prospectus and this Statement of Additional Information, in connection with the offer contained therein and, if given or made, such other information or representations must not be relied upon as having been authorized by any of the Trust, the Fund or the Distributor. The Prospectus and this Statement of Additional Information do not constitute an offer by the Fund or by the Distributor to sell or solicit any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Fund or the Distributor to make such offer in such jurisdictions.








FINANCIAL STATEMENTS

         The financial statements and the report thereon of PricewaterhouseCoopers LLP are incorporated herein by reference to the Fund's July 31, 2000 annual report filing made with the SEC on September 29, 2000 pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder (Accession Number 0000894088-00-000014). The financial statements are available without charge upon request by calling J.P. Morgan Funds Services at (800)766-7722. The Fund's financial statements include the financial statements of the Portfolio.

APPENDIX A

DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA  -    Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA  -     Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A  -      Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB  -    Debt rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB  -     Debt rated BB are regarded as having less near-term vulnerability to default than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B  -      An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC  -    An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC  -     An obligation rated CC is currently highly vulnerable to nonpayment.

C  -      The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A  -      Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1  -    This designation indicates that the degree of safety regarding timely payment is very strong.

A-2  -    This designation indicates that the degree of safety regarding timely payment is satisfactory.

A-3  -    This designation indicates that the degree of safety regarding timely payment is adequate.


SHORT-TERM TAX-EXEMPT NOTES

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

CORPORATE AND MUNICIPAL BONDS

Aaa  -    Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa  -     Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A  -      Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa  -    Bonds which are rated Baa are considered as medium grade obligations,
          i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba  -     Bonds which are rated Ba are judged to have speculative elements;
          their future cannot be considered as well- assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B  -      Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa  -    Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca  -     Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C  -      Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

Prime-1 -        Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

        -        Leading market positions in well established industries.
        -        High rates of return on funds employed.
        - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
        - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
        - Well established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

SHORT-TERM TAX EXEMPT NOTES

MIG-1 - The short-term tax-exempt note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.


MIG-2 - MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.

APPENDIX B

ADDITIONAL INFORMATION CONCERNING NEW YORK MUNICIPAL SECURITIES

         The following information constitutes only a brief summary, does not purport to be a complete description, and is based primarily on information drawn from the Annual Information Statement of the State of New York (the "State") available as of the date of this Statement of Additional Information. While the Fund has not independently verified this information, it has no reason to believe that such information is not correct in all material respects.

         The State's fiscal year begins on April 1st and ends on March 31st. On March 30, 2000, the State adopted the debt service portion of the State budget for the 2000-01 fiscal year; on May 5, 2000, it enacted the remainder of the budget. The Governor approved the budget as passed by the Legislature. Prior to passing the budget in its entirety for the 2000-01 fiscal year, the State enacted appropriations that permitted the State to continue its operations.

         Following enactment of the 2000-01 budget, the State prepared a Financial Plan for the 2000-01 fiscal year (the "2000-01 Financial Plan") that sets forth projected receipts and disbursements based on the actions taken by the Legislature. For fiscal year 2000-01, General Fund disbursements, including transfers to support capital projects, debt service and other funds, were estimated at $38.92 billion, an increase of $1.75 billion or 4.72% over 1999-2000. Projected spending under the 2000-01 enacted budget was $992 million above the Governor's Executive Budget recommendations.

         The 2000-01 Financial Plan projected closing balances in the General Fund and other reserves of $3.2 billion, including $1.71 billion in the General Fund. This closing balance is comprised of $675 million in reserves for potential labor costs resulting from new collective bargaining agreements and other spending commitments, $547 million in the Tax Stabilization Reserve Fund
(TSRF) (for use in case of unanticipated deficits), $150 million in the Contingency Reserve Fund (CRF) (which helps offset litigation risks), and $338 million in the Community Projects Fund (CPF) (which finances legislative initiatives). In addition to the $1.71 billion balance in the General Fund, $1.2 billion was projected for reserve in the STAR Special Revenue Fund and $250 million in the Debt Reduction Reserve Fund (DRRF).

         Several developments arising from negotiations on the budget will affect State finances in subsequent years. First, a portion of Legislative additions to the 2000-01 Executive Budget will recur at higher spending levels in 2001-02 and beyond, including increased funding for school aid, tuition assistance, and prescription drug coverage for the elderly. Second, the Legislature enacted the Debt Reform Act of 2000 (Debt Reform Act). The Debt Reform Act, which applies to new State-supported debt issued on or after April 1, 2000, imposes caps on new debt outstanding and new debt service costs, restricts the use of debt to capital purposes only, and restricts the maximum term of State debt issuances to no more than 30 years. Finally, the State adopted an additional tax relief package that will reduce tax receipts by $1.2 billion when fully effective; this package includes the elimination or reduction of gross receipts taxes on energy ($330 million), the expansion of the "Power for Jobs" energy tax credit program ($125 million), a college tuition deduction or credit taken against personal income taxes ($200 million), and reduction of the marriage penalty for taxpayers who file jointly ($200 million).

          Many complex political, social and economic forces influence the State's economy and finances, which in turn may affect the State Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions, and organizations that are not subject to the State's control. The State Financial Plan also is based upon forecasts of national and State economic activity. Economic forecasts frequently have failed to predict accurately the timing and magnitude of changes in the national and State economies. The Division of Budget (DOB) believes that its projections of receipts and disbursements relating to the current State Financial Plan, and the assumptions on which they are based, are reasonable. Actual results, however, could differ materially and adversely from the projections set forth in the State's Annual Information Statement and summarized below, and those projections may be changed materially and adversely from time to time. See the section entitled "Special Considerations" below for a discussion of risks and uncertainties faced by the State.

2000-01 STATE FINANCIAL PLAN

         Four governmental fund types comprise the State Financial Plan: the General Fund, the Special Revenue Funds, the Capital Projects Funds, and the Debt Service Funds. The State's fund structure adheres to the accounting standards of the Governmental Accounting Standards Board.

GENERAL FUND

         The General Fund is the principal operating fund of the State and is used to account for all financial transactions except those required to be accounted for in another fund. It is the State's largest fund and receives almost all State taxes and other resources not dedicated to particular purposes. In the State's 2000-01 fiscal year, the General Fund (exclusive of transfers) is expected to account for approximately 46.6 % of All Governmental Funds disbursements and 67.8 % of total State Funds disbursements. General Fund moneys also are transferred to other funds, primarily to support certain capital projects and debt service payments in other fund types.

         Total receipts and transfers from other funds are projected to be $39.72 billion in 2000-01, an increase of $2.32 billion over 1999-2000. Total General Fund disbursements and transfers to other funds are projected to be $39.29 billion, an increase of $2.12 billion over 1999-2000.

         On July 31, 2000, the State released the first of three quarterly updates to the 2000-01 Financial Plan (the "July Update"). In the July Update, the State continues to project the 2000-01 Financial Plan will remain in balance. At the end of the first quarter of the 2000-01 fiscal year, the General Fund had a cash balance of $6.75 billion, $446 million above the estimate in the Financial Plan. Total General Fund receipts and transfers from other funds totaled $14.93 billion in the first quarter, $464 million higher than the Financial Plan cashflow projections. Total General Fund disbursements and transfers to other funds totaled $9.35 billion in the first quarter, $18 million above the cashflow projections, which is attributable to the timing of payments and not anticipated to affect year-end totals.

PROJECTED GENERAL FUND RECEIPTS

         Total General Fund receipts and transfers in 2000-01 are projected to be $39.72 billion, an increase of $2.32 billion from the $37.40 billion recorded in 1999-2000. This total includes $36.35 billion in tax receipts, $1.34 billion in miscellaneous receipts, and $2.03 billion in transfers from other funds. The transfer of $3.4 billion net resources through the tax refund reserve account from 1999-2000 to the 2000-01 fiscal period has the effect of exaggerating the growth in State receipts from year to year by depressing reported 1999-2000 figures and inflating 2000-01 projections.

         The PERSONAL INCOME TAX is imposed on the income of individuals, estates and trusts and is based, with certain modifications, on federal definitions of income and deductions. Net General Fund personal income tax collections are projected to reach $24.33 billion in 2000-01, well over half of all General Fund receipts and nearly $4 billion above the reported 1999-2000 collection total. Much of this increase is associated with the $3.4 billion net impact of the transfer of the surplus from 1999-2000 to the current year as partially offset by the diversion of an additional $1.99 billion in income tax receipts to the School Tax Relief (STAR) fund. The STAR program was created in 1997 as a State-funded local property tax relief program funded through the use of personal income tax receipts. Adjusted for these transactions, the growth in net income tax receipts is roughly $1.3 billion, an increase of almost 5 %.

         This growth is largely a function of two factors: (i) the 9 % growth in income tax liability projected for tax year 2000; and (ii) the impact of the 1999 tax year settlement recorded early in the 2000-01 fiscal year.

         The most significant statutory changes made this fiscal year provide for an increase, phased-in over two years, in the earned income tax credit from 25% to 30% of the federal credit.

         USER TAXES AND FEES are comprised of three-quarters of the State's 4% sales and use tax, cigarette, alcoholic beverage, container, and auto rental taxes, and a portion of the motor fuel excise levies. This category also includes receipts from the motor vehicle registration fees and alcoholic beverage license fees. Dedicated transportation funds outside of the General Fund receive a portion of motor fuel tax and motor vehicle registration fees and all of the highway use taxes. Receipts from user taxes and fees are projected to total $7.02 billion, a decrease of $583 million below reported collections in the prior year.

         The sales tax and cigarette tax components of this category account for virtually all of the 2000-01 decline. Growth in base sales tax yield, after adjusting for tax law and other changes, is projected at 4.5%. Modest decreases in motor fuel and alcoholic beverage taxes over 1999-2000 levels also are expected. However, receipts from auto rental taxes are estimated to increase modestly.

         BUSINESS TAXES include franchise taxes based generally on net income of general business, bank and insurance corporations, as well as gross-receipts-based taxes on utilities and gallonage-based petroleum business taxes.

         Total business tax collections in 2000-01 are now projected to be $4.23 billion, $332 million below results for the prior fiscal year. The year-over-year decline in projected receipts in this category is largely attributable to statutory changes. These include the first year impact of a scheduled corporation franchise tax rate reduction, a reduction in the cap on tax liability for non-life insurers, and the expansion of the economic development zone (renamed Empire Zones, effective May 19, 2000) and zone equivalent areas tax credits. Ongoing tax reductions include the second year of the corporation franchise rate reduction, the gross receipts tax rate cut from 3.25% to 2.5%, the continuation of the "Power for Jobs" program, and the use of tax credits for investments in certified capital companies.

         OTHER TAXES include the estate and gift tax, the real property gains tax and pari-mutual taxes. Taxes in this category are now projected to total $766 million, $341 million below last year's amount. The primary factors accounting for most of the expected decline are legislation enacted previously that repealed both the real property gains tax and the gift tax and significantly reduced estate tax rates, and the incremental effects of tax reductions in the pari-mutual tax.

         MISCELLANEOUS RECEIPTS include investment income, abandoned property receipts, medical provider assessments, minor federal grants, receipts from public authorities, and certain other license and fee revenues. Miscellaneous receipts are expected to total $1.34 billion, down $309 million from the prior year amount. This reflects the loss of non-recurring receipts received in 1999-2000 and the phase-out of the medical provider assessments completed in January 2000.

         TRANSFERS FROM OTHER FUNDS to the General Fund consist primarily of tax revenues in excess of debt service requirements, including the 1% sales tax used to support payments to Local Government Assistance Corporation (LGAC).

         Transfers from other funds are expected to total $2.03 billion, or $108 million less than total receipts from this category during 1999-2000. Total transfers of sales taxes in excess of LGAC debt service requirements are expected to decrease by approximately $74 million, while transfers from all other funds are expected to decrease by $34 million.

PROJECTED GENERAL FUND DISBURSEMENTS

         General Fund disbursements, including transfers to support capital projects, debt service and other funds, are estimated in the July Update to be at $39.29 billion in 2000-01, an increase of $370 million over the Financial Plan enacted in May 2000. The entire net increase in disbursements reflects the cost of labor agreements ratified by State employee unions and approved by the State Legislature.

         Following the pattern of the last three fiscal years, education programs receive the largest share of new funding contained in the 2000-01 Financial Plan. School aid is expected to grow by $850 million or 8.0% over 1999-2000 levels (on a State fiscal year basis). Outside of education, the largest growth in spending is for State Operations ($801 million increase); and general State charges ($104 million).

         The Financial Plan also reflects the use of resources from the Health Care Reform Act of 2000 (HCRA 2000) that will help finance several health and mental hygiene programs in Special Revenue Funds, including prescription drug assistance for the elderly, supplemental Medicare insurance, and other public health services.

         GRANTS TO LOCAL GOVERNMENTS is the largest category of General Fund disbursements and includes financial assistance to local governments and not-for-profit corporations, as well as entitlement benefits to individuals. The largest areas of spending in this category are for aid to elementary and secondary schools (43%) and for the State's share of Medicaid payments to providers (21%). Grants to Local Governments are projected in the July Update to be at $26.87 billion in 2000-01, an increase of $1.23 billion over 1999-2000.

         Under the 2000-01 enacted budget, General Fund spending on school aid is projected at $11.47 billion on a State fiscal year basis, an increase of $850 million from the prior year. The budget provides additional funding for operating aid, building aid, and several other targeted aid programs. For all other educational programs, disbursements are projected to grow by $376 million to $3.23 billion.

         Spending for Medicaid in 2000-01 is projected to total $5.59 billion, an increase of 4% from 1999-2000. Welfare spending is projected at $1.20 billion, a decrease of $77 million from the prior year. Disbursements for all other health and social welfare programs are projected to total $1.93 billion, an increase of $262 million.

         The remaining disbursements primarily support community-based mental hygiene programs, local transportation programs, and revenue sharing payments to local governments. Revenue sharing and other general purpose aid to local governments is projected at $923 million.

         STATE OPERATIONS pays for the costs of operating the Executive, Legislative, and Judicial branches of government, including the prison system, mental hygiene institutions, and the State University system (SUNY). Spending in State operations is projected in the July Update to be $7.40 billion, an increase of $801 million over the prior year. The growth reflects $324 million for new labor contacts, offset by $30 million in savings from efficiencies in agency operations, a $38 million reduction in one-time receipts from the State University, and a $56 million decrease in Federal grants from the Department of Correctional Services. The State's overall workforce is expected to remain stable at around 195,000 employees.

         GENERAL STATE CHARGES account for the costs of providing fringe benefits to State employees and retirees of the Executive, Legislature, and Judiciary. These payments, many of which are mandated by statute and collective bargaining agreements, include employer contributions for pensions, social security, health insurance, workers' compensation, and unemployment insurance. General State charges also cover State payments-in-lieu-of-taxes to local governments for certain State-owned lands, and the costs of defending lawsuits against the State and its public officers.

         Disbursements in this category are estimated at $2.19 billion, an increase of $104 million from the prior year. The change primarily reflects higher health insurance rates in calendar year 2000, primarily to cover the increasing cost of providing prescription drug benefits for State employees. The 2000-01 spending estimate continues to assume the $250 million in offset funds related to the dissolution of the

Medical Malpractice Insurance Association (MMIA), which is the last year these funds are expected to be available.

         This category accounts for debt service on short-term obligations of the State, i.e., the interest costs of the State's commercial paper program. The commercial paper program is expected to have a maximum of $45 million outstanding during 2000-01, as this program is being replaced with additional variable rate general obligation bonds. The majority of the State's debt service is for long-term bonds, and is shown in the Financial Plan as a transfer to the General Debt Service Fund.

         TRANSFERS TO OTHER FUNDS from the General Fund are made primarily to finance certain portions of State capital projects spending and debt service on long-term bonds where these costs are not funded from other sources.

         Long-term debt service transfers are projected at $2.26 billion in 2000-01, an increase of $18 million from 1999- 2000. The increase reflects debt service costs from prior-year bond sales (net of refunding savings), and certain sales planned to occur during the 2000-01 fiscal year to support new capital spending, primarily for economic development, the environment and education.

         Transfers for capital projects provide General Fund support for projects that are not financed with bond proceeds, dedicated taxes, other revenues, or federal grants. Transfers in this category are projected to total $234 million in 2000-01, an increase of $23 million from the prior year.

         All other transfers, which reflect the remaining transfers from the General Fund to other funds, are estimated to total $294 million in 2000-01, a decline of $94 million from 1999-2000.

         The Debt Reduction Reserve Fund (DRRF) is assumed by DOB to be reclassified from the General Fund to the Capital Projects fund type in 2000-01. The 2000-01 Financial Plan reflects the deposit of an additional $250 million in General Fund receipts to DRRF in 2000-01, as well as $250 million in one-time resources from the State's share of tobacco settlement proceeds.

NON-RECURRING RESOURCES

         The DOB estimates that the 2000-01 State Financial Plan contains new actions that provide non-recurring resources or savings totaling approximately $36 million, excluding use of the 1999-2000 surplus.

GENERAL FUND CLOSING BALANCE

         The July Update projects a closing balance of $1.34 billion in the General Fund for 2000-01, a decrease of $370 million from the Financial Plan enacted in May 2000. The planned use of labor reserves to finance approved labor agreements accounts for the decline. The closing balance is comprised of $305 million in remaining reserves for collective bargaining and other purposes, $547 million in the Tax Stabilization Reserve Fund (for unanticipated budget shortfalls), $150 million in the Contingency Reserve Fund (for litigation risks), and $338 million in the Community Projects Fund (for legislative initiatives). The closing fund balance does not include additional reserves of $1.2 billion in the School Tax Relief (STAR) Special Reserve Fund (for future STAR payments) and $250 million in the Debt Reduction Reserve Fund (for 2001-02 debt reduction).

OUTYEAR PROJECTIONS OF RECEIPTS AND DISBURSEMENTS

         State law requires the Governor to propose a balanced budget each year. Preliminary analysis by DOB indicates that the State will have a 2001-02 budget gap of approximately $2 billion, which is comparable with gaps projected following enactment of recent state budgets. This estimate includes projected costs of new collective bargaining agreements, no assumed operating efficiencies, and the planned application of approximately $1.2 billion in STAR tax reduction reserves. In recent years, the State has closed projected budget gaps which DOB estimates have ranged from $5.0 billion to less than $1 billion. DOB will formally update its projections of receipts and disbursements for future years as part of the Governor's 2001-02 Executive Budget submission. The revised expectations for these years will reflect the cumulative impact of tax reductions and spending commitments enacted over the last several years as well as new 2001-02 Executive Budget recommendations.

         Sustained growth in the State's economy could contribute to closing projected budget gaps over the next several years, both in terms of higher-than-projected tax receipts and in lower-than-expected entitlement spending. The State assumes that savings from initiatives by State agencies to deliver services more efficiently, workforce management efforts, maximization of federal and non-General Fund spending offsets, and other actions necessary to help bring projected disbursements and receipts into balance.

         From 1999-2000 through 2002-03, the State expects to receive $1.54 billion under the nationwide settlement with cigarette manufacturers. Counties, including New York City, are projected to receive settlement payments of $1.47 billion over the same period. The State plans to use $1.29 billion in tobacco settlement money over the next three years to finance health programs under HCRA 2000 ($1.01 billion) and projected increased costs in Medicaid ($274 million). The remaining $250 million in one-time tobacco payments from 1999-2000 will be deposited to DRRF.

OTHER GOVERNMENTAL FUNDS

         In addition to the General Fund, the State Financial Plan includes Special Revenue Funds, Capital Projects Funds and Debt Service Funds which are discussed below. Amounts below do not include other sources and uses of funds transferred to or from other fund types.

         All Governmental Funds spending is estimated at $77.53 billion in 2000-01, an increase of $4.17 billion or 5.7% above the prior year. When spending for the STAR tax relief program is excluded, spending growth is 4.6%. The spending growth is comprised of changes in the General Fund ($1.81 billion excluding transfers), Special Revenue Funds ($2.03 billion), Capital Projects Funds ($124 million) and Debt Service Funds ($206 million).

SPECIAL REVENUE FUNDS

         Total disbursements for programs supported by Special Revenue Funds are projected at $33.25 billion, an increase of $2.03 billion or 6.5% over 1999-2000. Special Revenue Funds include federal grants and State special revenue funds.

         Federal grants are projected to comprise 69% of all Special Revenue Funds spending in 2000-01, comparable to prior years. Disbursements from federal funds are estimated at $22.87 billion, an increase of $798 million or 3.6%. Medicaid is the largest program within federal funds, accounting for over half of total spending in this category. In 2000- 01, Medicaid spending is projected at $14.93 billion, an increase of $396 million over 1999-2000. The remaining growth in federal funds is primarily for the Child Health Plus program, which is estimated at to increase by $86 million in 2000-01, as well as increased spending in various social service programs.

         State special revenue spending is projected to be $10.38 billion, an increase of $1.23 billion or 13.5% from the last fiscal year. The spending reflects the next phase of the STAR program valued at $2.0 billion (up $785 million from 1999-2000), and $617 million in additional spending resulting from HCRA 2000. This growth is offset by decreased spending of $176 million due to the elimination of medical provider assessments on January 1, 2000.

CAPITAL PROJECTS FUNDS

         Spending from Capital Projects Funds in 2000-01 is projected at $4.35 billion, an increase of $124 million or 2.9% from last fiscal year. The increase is attributed to $184 million for new capital projects, primarily for transportation, economic development, the environment and education and planned increases for school construction and economic development programs.

DEBT SERVICE FUNDS

         Spending from Debt Service Funds is estimated at $3.79 billion in 2000-01, up $206 million or 5.7% from 1999- 2000. Transportation purposes, including debt service on bonds issued for State and local highway and bridge programs financed through the New York State Thruway Authority and supported by the Dedicated Highway and Bridge Trust Fund, account for $127 million of the year-to-year growth. Debt service for educational purposes, including State and City University programs financed through the Dormitory Authority, will increase by $59 million. The remaining growth is for a variety of programs in mental health and corrections, and for general obligation financings.

GAAP-BASIS FINANCIAL PLAN (2000-01)

         State law requires the State to update its projected GAAP-basis financial results for the current fiscal year on or before September first of each year. The State bases its GAAP projections on the cash estimates in the July Update and the actual results for 1999-2000 as reported by the State Comptroller on July 28, 2000.

         The State ended 1999-2000 with an accumulated General Fund surplus of $3.93 billion, as measured by GAAP, marking the third consecutive fiscal year that has ended with an accumulated surplus. During 2000-01, the State expects to close the fiscal year with a positive GAAP balance of $1.84 billion in the General Fund.

         The GAAP-basis General Fund Financial Plan for 2000-01 projects tax revenues of $34.22 billion and miscellaneous revenues of $3.04 billion, which will finance projected expenditures of $39.31 billion and net financing uses of $43 million.

SPECIAL CONSIDERATIONS

         Despite recent budgetary surpluses recorded by the State, actions affecting the level of receipts and disbursements, the relative strength of the State and regional economy, and actions by the federal government could impact projected budget gaps for the State. These gaps would result from a disparity between recurring revenues and the costs of increasing the level of support for State programs. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year, and, under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the Governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years.

         Many complex political, social and economic forces influence the State's economy and finances, which may in turn affect the 2000-01 Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions, and events that are not subject to the State's control. The 2000-01 Financial Plan is based upon forecasts of national and State economic activity developed through both internal analysis and review of national and State economic forecasts prepared by commercial forecasting services and other public and private forecasters. Many uncertainties exist in forecasts of both the national and State economies, including consumer attitudes toward spending, the extent of corporate and governmental restructuring, the condition of the financial sector, federal, fiscal and monetary policies, the level of interest rates, and the condition of the world economy, which could have an adverse effect on the State. There can be no assurance that the State economy will not experience results in the current fiscal year that are worse than predicted, with corresponding material and adverse effects on the State's projections of receipts and disbursements.

         Projections of total State receipts in the 2000-01 Financial Plan are based on the State tax structure in effect during the fiscal year and on assumptions relating to basic economic factors and their historical relationships to State tax receipts. In preparing projections of State receipts, economic forecasts relating to personal income, wages, consumption, profits and employment have been particularly important. The projection of receipts from most tax or revenue sources is generally made by estimating the change in yield of such tax or revenue source caused by economic and other factors, rather than by estimating the total yield of such tax or revenue source from its estimated tax base. The forecasting methodology, however, ensures that State fiscal year collection estimates for taxes that are based on a computation of annual liability, such as the business and personal income taxes, are consistent with estimates of total liability under such taxes.

         Projections of total State disbursements are based on assumptions relating to economic and demographic factors, potential collective bargaining agreements, levels of disbursements for various services provided by local governments (where the cost is partially reimbursed by the State), and the results of various administrative and statutory mechanisms in controlling disbursements for State operations. Factors that may affect the level of disbursements in the fiscal year include uncertainties relating to the economy of the nation and the State, the policies of the federal government, collective bargaining negotiations and changes in the demand for and use of State services.

         An ongoing risk to the 2000-01 Financial Plan arises from the potential impact of certain litigation and of federal disallowances now pending against the State, which could adversely affect the State's projections of receipts and disbursements. The 2000-01 Financial Plan contains projected reserves of $150 million in 2000-01 for such events, but assumes no significant federal disallowance or other federal actions that could affect State finances.

         Additional risks to the 2000-01 Financial Plan arise out of actions at the federal level. The Personal Responsibility and Work Opportunity Reconciliation Act of 1996 created a new Temporary Assistance to Needy Families program (TANF) partially funded with a fixed federal block grant to states. Congress has recently debated proposals under which the federal government would take a portion of state reserves from the TANF block grant for use in funding other federal programs. It has also considered proposals that would lower the State's share of mass transit operating assistance. Finally, several proposals to alter federal tax law that have surfaced in recent years could adversely affect State revenues, since many State taxes depend on federal definitions of income. While Congress has not enacted these proposals, it may do so in the future, or it may take other actions that could have an adverse effect on State finances.

         The 2000-01 Financial Plan assumes the availability of certain resources to finance portions of General Fund spending for fringe benefits, health and welfare programs. These resources could become unavailable or decrease, placing additional pressures on budget balance.

         The Division of the Budget believes that its projections of receipts and disbursements relating to the current State Financial Plan, and the assumptions on which they are based, are reasonable. Actual results, however, could differ materially and adversely from projections. In the past, the State has taken management actions to address potential Financial Plan shortfalls, and may take similar actions should adverse variances occur in its projections for the current fiscal year.

GAAP-BASIS RESULTS FOR PRIOR FISCAL YEARS

1999-2000 FISCAL YEAR

         The State completed its 1999-2000 fiscal year with a combined governmental funds operating surplus of $3.03 billion, which included operating surpluses in the General Fund ($2.23 billion), in Special

Revenue Funds ($665 million), in Debt Service Funds ($38 million) and in Capital Projects Funds ($99 million).

         GENERAL FUND

         The State reported a General Fund operating surplus of $2.23 billion for the 1999-2000 fiscal year, as compared to an operating surplus of $1.08 billion for the 1998-99 fiscal year. The operating surplus for 1999-2000 resulted in part from higher personal income tax receipts, and increases in taxes receivable and other assets of $754 million and $137 million, respectively, and decreases in deferred revenues, due to other funds and other liabilities of $134 million. These gains were partially offset by decreases in accounts receivable and money due from other funds of $77 million, increases in payables to local governments and accrued liabilities of $80 million and $175 million, respectively, and an increase in tax refunds payable of $537 million.

         The State reported an accumulated fund balance of $3.92 billion in the General Fund for 1999-2000. The accumulated fund balance is $50 million higher after a restatement by the State Comptroller to reflect the reclassification of the Debt Reduction Reserve Fund to the General Fund.

         General Fund revenues increased $2.30 billion (6.4%) over the prior fiscal year with increases in personal income and consumption and use taxes, and miscellaneous revenues. Business tax and other tax revenues fell from the prior fiscal year. Personal income taxes grew $1.98 billion, an increase of nearly 9.7%. The increase in personal income taxes was caused by strong employment and wage growth and the continued strong performance of the financial markets during 1999. Consumption and use taxes increased $327 million, or 4.5%, to reflect a continuing high level of consumer confidence. Miscellaneous revenues increased $303 million (14.1%), primarily due to growth in investment earnings, fees, licenses, royalties and rents and reimbursements from regulated industries used to fund State administrative costs (e.g., banking and insurance). These increases were partially offset by decreases in business and other taxes. Business taxes decreased nearly $301 million, or 6.2%, because of prior year refunds and the application of credit carryforwards which were applied against current year (1999) liabilities. Other taxes decreased $12 million, or 1.1%.

         General Fund expenditures increased $1.39 billion (3.9%) from the prior fiscal year, with the largest increases occurring in education, health and environment. Education expenditures grew $739 million (6.1%) due mainly to an increase in spending for support for public schools, handicapped pupil education and municipal and community colleges. Health and environment expenditures increased over $215 million (33.5%) primarily reflecting increased spending for local health programs. Personal service costs increased $202 million (3.3%) principally as a result of increases in wages as required by recently approved collective bargaining agreements. Non-personal service costs increased $264 million (11.7%) due primarily to increased spending for goods and services.

         Net other financing sources in the General Fund increased $192 million (45.9%) primarily because transfers of surplus revenues from the Debt Service Funds increased by nearly $100 million and transfers from the Abandoned Property Fund and the Hospital Bad Debt and Charity Accounts increased by nearly $120 million.

         SPECIAL REVENUE, DEBT SERVICE AND CAPITAL PROJECTS FUND TYPES

         An operating surplus of $665 million was reported for the Special Revenue Funds for the 1999-2000 fiscal year which increased the accumulated fund balance to $2.14 billion after restatement of prior year fund balances. As a result of legislation enacted during the fiscal year ended March 31, 2000, the Hospital Bad Debt and Charity Accounts were reclassified to Special Revenue Funds thereby increasing the beginning fund balance by $1.01 billion. Revenues increased $2.15 billion over the prior fiscal year (6.9%) as a result of increases in tax, federal grants, and miscellaneous revenues. Expenditures increased

$1.49 billion (5.4%) as a result of increased costs for local assistance grants and non-personal service. Net other financing uses increased $174 million (4.5%).

         Debt Service Funds ended the 1999-2000 fiscal year with an operating surplus of $38 million and, as a result, the accumulated fund balance increased to $2.06 billion. Revenues increased $200 million (7.4%) primarily because of increases in dedicated taxes. Debt service expenditures increased $429 million (15.0%). Net other financing sources increased $113 million (36.1%) due primarily to increases in transfers from the General Fund.

         An operating surplus of $99 million was reported in the Capital Projects Funds for the State's 1999-2000 fiscal year and, as a result, the accumulated fund balance deficit decreased to $129 million. Revenues increased $93 million (3.7%) primarily because federal grant revenues increased $90 million for transportation projects. Expenditures increased $84 million (2.3%) primarily because of increases capital construction spending for transportation projects. Net other financing sources decreased by $63 million (4.6%).

1998-99 FISCAL YEAR

         The State completed its 1998-99 fiscal year with a combined governmental funds operating surplus of $1.32 billion, which included operating surpluses in the General Fund ($1.078 billion), in Debt Service Funds ($209 million) and in Capital Projects Funds ($154 million) offset, in part, by an operating deficit in Special Revenue Funds ($117 million).

1997-98 FISCAL YEAR

         The State completed its 1997-98 fiscal year with a combined governmental funds operating surplus of $1.80 billion, which included an operating surplus in the General Fund of $1.56 billion, in Capital Projects Funds of $232 million and in Special Revenue Funds of $49 million, offset, in part, by an operating deficit of $43 million in Debt Service Funds.

CASH-BASIS RESULTS FOR PRIOR FISCAL YEARS

GENERAL FUND 1997-98 THROUGH 1999-2000

         New York State's financial operations have improved during recent fiscal years. During its last eight fiscal years, the State has recorded balanced budgets on a cash basis, with positive year-end fund balances.

1999-2000 FISCAL YEAR

         The State ended its 1999-2000 fiscal year in balance on a cash basis, with a General Fund cash surplus as reported by the DOB of $1.51 billion. As in recent years, strong growth in receipts above forecasted accounts produced most of the year-end surplus. Spending was also modestly below projections, further adding to the surplus.

         The State reported a General Fund closing balance of $1.17 billion, an increase of $275 million from the prior fiscal year. The balance was held in four accounts within the General Fund: the Tax Stabilization Reserve Fund
(TSRF), the Contingency Reserve Fund (CRF) the Debt Reduction Reserve Fund
(DRRF) and the Community Projects Fund (CPF). The balance is comprised of $547 million in the TSRF after a deposit of $74 million in 1999-2000; $107 million in the CRF; $250 million in the DRRF; and $263 million in the CPF.

         The closing fund balance excludes $3.97 billion that the State deposited into the tax refund reserve account at the close of 1999-2000 to pay for tax refunds in 2000-01 of which $521 million was made available as a result of the Local Government Assistance Corporation (LGAC) financing program and was required to be on deposit as of March 31, 2000. The tax refund reserve account transaction has the effect of decreasing reported personal income tax receipts in 1999- 2000, while increasing reported receipts in 2000-01.

         General Fund receipts and transfers from other funds (net of tax refund reserve account activity) for the 1999- 2000 fiscal year totaled $37.40 billion, an increase of 1.6% from 1998-99 levels. General Fund disbursements and transfers to other funds totaled $37.17 billion for the 1999-2000 fiscal year, an increase of 1.6% from the prior fiscal year.

1998-99 FISCAL YEAR

         The State ended its 1998-99 fiscal year on March 31, 1999, in balance on a cash basis, with a General Fund cash surplus as reported by DOB of approximately $1.82 billion. The cash surplus was derived primarily from higher-than- projected tax collections as a result of continued economic growth, particularly in the financial markets and securities industries.

         The General Fund had a closing balance of $892 million, an increase of $254 million from the prior fiscal year. The TSRF closing balance was $473 million, following an additional deposit of $73 million in 1998-99. The CRF closing balance was $107 million, in following a $39 million deposit in 1998-99. The CPF closed the fiscal year with a balance of $312 million. The General Fund closing balance did not include $2.31 billion in the tax refund reserve account, of which $521 million was made available as a result of the LGAC financing program and was required to be on deposit on March 31, 1999.

         General Fund receipts and transfers from other funds (net of tax refund reserve account activity) for the 1998-99 fiscal year totaled $36.82 billion, an annual increase of 6.2% over 1997-98. General Fund disbursements and transfers to other funds were $36.57 billion, an annual increase of 6.1%.

1997-98 FISCAL YEAR

         The State ended its 1997-98 fiscal year in balance on a cash basis, with a General Fund cash surplus as reported by DOB of approximately $2.04 billion. The cash surplus was derived primarily from higher-than-anticipated receipts and lower spending on welfare, Medicaid, and other entitlement programs.

         The General Fund closing balance was $638 million, an increase of $205 million from the prior fiscal year. The balance included $400 million in the TSRF, after a required deposit of $15 million (repaying a transfer made in 1991-92) and an additional deposit of $68 million made from the 1997-98 surplus. (The CRF closing balance was $68 million, following a $27 million deposit from the surplus. The CPF closed the fiscal year with a balance of $170 million. The General Fund closing balance did not include $2.39 billion in the tax refund reserve account, of which $521 million was made available as a result of the LGAC financing program and was required to be on deposit on March 31, 1998.)

         General Fund receipts and transfers from other funds (net of tax refund reserve account activity) for the 1997-98 fiscal year totaled $34.67 billion, an increase of 4.9% from the previous fiscal year. General Fund disbursements and transfers to other funds totaled $34.47 billion, an increase of 4.8%.

OTHER GOVERNMENTAL FUNDS (1997-98 THROUGH 1999-2000)

         Activity in the three other governmental funds has remained relatively stable over the last three fiscal years, with federally-funded programs comprising approximately two-thirds of these funds. The most significant change in the structure of these funds has been the redirection of a portion of transportation-related revenues from the General Fund to two dedicated funds in the Special Revenue and Capital Projects fund types. These revenues are used to support the capital programs of the Department of Transportation, the Metropolitan Transportation Authority (MTA) and other transit entities.

         In the SPECIAL REVENUE FUNDS, disbursements increased from $27.65 billion to $31.22 billion over the last three years, primarily as a result of increased costs for the federal share of Medicaid and the initial costs of the STAR program. Other activity reflected dedication of taxes for mass transportation purposes, new lottery games, and new fees for criminal justice programs.

         Disbursements in the CAPITAL PROJECTS FUNDS increased over the three-year period from $3.57 billion to $4.22 billion, primarily for education, environment, public protection and transportation programs. The composition of this fund type's receipts also has changed as dedicated taxes, federal grants and reimbursements from public authority bonds increased, while general obligation bond proceeds declined.

         Activity in the DEBT SERVICE FUNDS reflected increased use of bonds during the three-year period for improvements to the State's capital facilities and the ongoing costs of the LGAC fiscal reform program. The increases were moderated by the refunding savings achieved by the State over the last several years using strict present value savings criteria. Disbursements in this fund type increased from $3.09 billion to $3.59 billion over the three-year period.

THE NEW YORK ECONOMY

         New York is the third most populous state in the nation and has a relatively high level of personal wealth. The State's economy is diverse, with a comparatively large share of the nation's finance, insurance, transportation, communications and services employment, and a very small share of the nation's farming and mining activity. The State's location and its air transport facilities and natural harbors have made it an important link in international commerce. Travel and tourism constitute an important part of the economy. Like the rest of the nation, New York has a declining proportion of its workforce engaged in manufacturing, and an increasing proportion engaged in service industries.

         New York's employment remained strong for the first six months of 2000. Most industry sectors experienced employment gains, with the service sector accounting for the largest increases. The July forecast makes no change in the employment outlook from the forecast contained in the Financial Plan enacted in May 2000. Strong job growth is expected to continue throughout the rest of 2000. Total employment growth of 2.1% is expected to exceed national employment growth, although less than the 2.6% growth in 1999. As in the recent past, employment increases are expected to be concentrated in the services sector. Wage growth for 2000 is expected to be 8.2%, while personal income growth is estimated at 6.5%.

         Given the importance of the securities industry in the New York State economy, a significant change in stock market performance during the forecast horizon could result in financial sector profits and bonuses that are significantly different from those embodied in the forecast. Any actions by the Federal Reserve Board to moderate inflation by increasing interest rates more than anticipated may have an adverse impact in New York given the sensitivity of financial markets to interest rate shifts and the prominence of these markets in the New York economy. In addition, there is a possibility that greater-than-anticipated mergers, downsizing, and relocation of firms caused by deregulation and global competition may have a significant adverse effect on employment growth.

         SERVICES: The services sector, which includes entertainment, personal services, such as health care and auto repairs, and business-related services, such as information processing, law and accounting, is the State's leading economic sector. The services sector accounts for more than three of every ten nonagricultural jobs in New York and has a noticeably higher proportion of total jobs than does the rest of the nation.

         MANUFACTURING: Manufacturing employment continues to decline in importance in New York, as in most other states, and New York's economy is less reliant on this sector than in the past. However, it remains an important sector of the State economy, particularly for the upstate economy, as high concentrations of manufacturing industries for transportation equipment, optics and imaging, materials processing, and refrigeration, heating, and electrical equipment products are located in the upstate region.

         TRADE: Wholesale and retail trade is the second largest sector in terms of nonagricultural jobs in New York but is considerably smaller when measured by income share. Trade consists of wholesale businesses and retail businesses, such as department stores and eating and drinking establishments.

         FINANCE, INSURANCE AND REAL ESTATE: New York City is the nation's leading center of banking and finance and, as a result, this is a far more important sector in the State than in the nation as a whole. Although this sector accounts for under one-tenth of all nonagricultural jobs in the State, it contributes about one-fifth of total wages.

         AGRICULTURE: Farming is an important part of the economy of large regions of the State, although it constitutes a very minor part of total State output. Principal agricultural products of the State include milk and dairy products, greenhouse and nursery products, apples and other fruits, and fresh vegetables. New York ranks among the nation's leaders in the production of these commodities.

         GOVERNMENT: Federal, State and local government together are the third largest sector in terms of nonagricultural jobs, with the bulk of the employment accounted for by local governments. Public education is the source of nearly one-half of total State and local government employment.

ECONOMIC AND DEMOGRAPHIC TRENDS

         In the calendar years 1987 through 1998, the State's rate of economic growth was somewhat slower than that of the nation. In particular, during the 1990-91 recession and post-recession period, the economy of the State, and that of the rest of the Northeast, was more heavily damaged than that of the nation as a whole and has been slower to recover. However, the situation has been improving during recent years. In 1999, for the first time in 13 years, the employment growth rate of the State surpassed the national growth rate. Although the State unemployment rate has been higher than the national rate since 1991, the gap between them has narrowed in recent years.

         State per capita personal income has historically been significantly higher than the national average, although the ratio has varied substantially. Because New York City is a regional employment center for a multi-state region, State personal income measured on a residence basis understates the relative importance of the State to the national economy and the size of the base to which State taxation applies.

DEBT AND OTHER FINANCING ACTIVITIES

         Financing activities of the State include general obligation debt and State-guaranteed debt, to which the full faith and credit of the State has been pledged, as well as lease-purchase and contractual-obligation financings, moral obligation and other financings through public authorities and municipalities, where the State's legal obligation to make payments to those public authorities and municipalities for their debt service is subject to annual appropriation by the Legislature.

         The State has never defaulted on any of its general obligation indebtedness or its obligations under lease-purchase or contractual-obligation financing arrangements and has never been called upon to make any direct payments pursuant to its guarantees.

         The State's 2000-01 borrowing plan projects issuances of $367 million in general obligation bonds, including $45 million for purposes of redeeming the remaining outstanding BANs. The State does not anticipate issuing new BANs during the 2000-01 fiscal year. The State is expected to issue up to $276 million in COPs to finance equipment purchases (including costs of issuance, reserve funds, and other costs) during the 2000-01 fiscal year. Of this amount, it is anticipated that approximately $76 million will be used to finance agency equipment acquisitions. Approximately $200 million is expected to finance the purchase of new welfare computer systems designed to improve case management, fraud detection and child support collection capabilities.

         Borrowings by public authorities pursuant to lease-purchase and contractual-obligation financings for capital programs of the State are projected to total approximately $2.91 billion, including costs of issuance, reserve funds, and other costs, net of anticipated refundings and other adjustments in 2000-01.

PUBLIC AUTHORITIES

         The fiscal stability of the State is related in part to the fiscal stability of its public authorities. For the purposes of this AIS, public authorities refer to public benefit corporations, created pursuant to State law, other than local authorities. Public authorities are not subject to the constitutional restrictions on the incurrence of debt that apply to the State itself and may issue bonds and notes within the amounts and restrictions set forth in legislative authorization. The State's access to the public credit markets could be impaired and the market price of its outstanding debt may be materially and adversely affected if any of its public authorities were to default on their respective obligations. As of December 31, 1999, there were 17 public authorities that had outstanding debt of $100 million or more, and the aggregate outstanding debt, including refunding bonds, of these State public authorities was $95 billion, only a portion of which constitutes State-supported or State-related debt.

         The State has numerous public authorities with various responsibilities, including those which finance, construct and/or operate revenue-producing public facilities. Public authorities generally pay their operating expenses and debt service costs from revenues generated by the projects they finance or operate, such as tolls charged for the use of highways, bridges or tunnels, charges for public power, electric and gas utility services, rentals charged for housing units, and charges for occupancy at medical care facilities. In addition, State legislation authorizes several financing techniques for public authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities to be made under certain circumstances to public authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to public authorities under these arrangements, the affected localities may seek additional State assistance if local assistance payments are diverted. Some authorities also receive moneys from State appropriations to pay for the operating costs of certain of their programs. As described below, the MTA receives the bulk of this money in order to provide transit and commuter services.

         Beginning in 1998, the Long Island Power Authority (LIPA) assumed responsibility for the provision of electric utility services previously provided by Long Island Lighting Company for Nassau, Suffolk and a portion of Queen Counties, as part of an estimated $7 billion financing plan. As of the date of this AIS, LIPA has issued over $7 billion in bonds secured solely by ratepayer charges. LIPA's debt is not considered either State-supported or State-related debt.

METROPOLITAN TRANSPORTATION AUTHORITY

         The MTA oversees the operation of subway and bus lines in New York City by its affiliates, the New York City Transit Authority and the Manhattan and Bronx Surface Transit Operating Authority (collectively, the TA). The MTA operates certain commuter rail and bus services in the New York metropolitan area through the MTA's subsidiaries, the Long Island Rail Road Company, the Metro-North Commuter Railroad Company, and the Metropolitan Suburban Bus Authority. In addition, the Staten Island Rapid Transit Operating Authority, an MTA subsidiary, operates a rapid transit line on Staten Island. Through its affiliated agency, the Triborough Bridge and Tunnel Authority (TBTA), the MTA operates certain intrastate toll bridges and tunnels. Because fare revenues are not sufficient to finance the mass transit portion of these operations, the MTA has depended on, and will continue to depend on, operating support from the State, local governments and TBTA, including loans, grants and subsidies. If current revenue projections are not realized and/or operating expenses exceed current projections, the TA or commuter railroads may be required to seek additional State assistance, raise fares or take other actions.

         Since 1980, the State has enacted several taxes--including a surcharge on the profits of banks, insurance corporations and general business corporations doing business in the 12-county Metropolitan Transportation Region served by the MTA and a special one-quarter of 1% regional sales and use tax--that provide revenues for mass transit purposes, including assistance to the MTA. Since 1987, State law also has required that the proceeds of a one-quarter of 1% mortgage recording tax paid on certain mortgages in the Metropolitan Transportation Region be deposited in a special MTA fund for operating or capital expenses. In 1993, the State dedicated a portion of certain additional State petroleum business tax receipts to fund operating or capital assistance to the MTA. The 2000-01 enacted budget provides State assistance to the MTA totaling approximately $1.35 billion and initiates a five-year State transportation plan that includes nearly $2.2 billion in dedicated revenue support for the MTA's 2000-04 Capital Program. This capital commitment includes an additional $800 million of newly dedicated State petroleum business tax revenues, motor vehicle fees, and motor fuel taxes not previously dedicated to the MTA.

         State legislation accompanying the 2000-01 enacted State budget increased the aggregate bond cap for the MTA, TBTA and TA to $16.5 billion in order to finance a portion of the $17.1 billion MTA capital plan for the 2000-04 Capital Program. On May 4, 2000, the Capital Program Review Board approved the MTA's $17.1 billion capital program for transit purposes for 2000 through 2004. The 2000-04 Capital Program is the fifth capital plan since the Legislature authorized procedures for the adoption, approval and amendment of MTA capital programs and is designed to upgrade the performance of the MTA's transportation system by investing in new rolling stock, maintaining replacement schedules for existing assets, bringing the MTA system into a state of good repair, and making major investments in system expansion projects such as the Second Avenue Subway project and the East Side Access project.

         The currently approved 2000-04 Capital Program assumes the issuance of an estimated $8.9 billion in new money bonds. The remainder of the plan is projected to be financed with assistance from the Federal Government, the State, the City of New York, and from various other revenues generated from actions taken by the MTA. In addition, $1.6 billion in State support is projected to be financed using proceeds from State general obligation bonds under the proposed $3.8 billion Transportation Infrastructure Bond Act of 2000, if approved by the voters in the November 2000 general election. Further, the enacted State budget authorized the MTA to undertake a major debt restructuring initiative which will enable the MTA to refund approximately $13.7 billion in bonds, consolidate its credit sources, and obviate the need for debt service reserves. The authorization for debt restructuring includes outstanding bonds secured by service contracts with the State.

         There can be no assurance that all the necessary governmental actions for future capital programs will be taken, that funding sources currently identified will not be decreased or eliminated, or that the 2000-04 Capital Program or parts thereof will not be delayed or reduced. Should funding levels fall below current projections, the MTA would have to revise its 2000-04 Capital Program accordingly. If the 2000-04 Capital Program is delayed or reduced, ridership and fare revenues may decline, which could, among other things, impair the MTA's ability to meet its operating expenses without additional assistance.

THE CITY OF NEW YORK

         The fiscal health of the State also may be affected by the fiscal health of New York City, which continues to receive significant financial assistance from the State. State aid contributes to the City's ability to balance its budget and meet its cash requirements. The State also may be affected by the ability of the City and certain entities issuing debt for the benefit of the City to market their securities successfully in the public credit markets.

         In recent years, the State constitutional debt limit would have prevented the City from entering into new capital contracts. To prevent disruptions in the capital program, two actions were taken to increase the City's capital financing capacity: (i) the State Legislature created the New York City Transitional Finance Authority (TFA) in 1997, and
(ii) in 1999, the City created TSASC, Inc., a not-for-profit corporation empowered to issue tax-exempt debt backed by tobacco settlement revenues. During the 2000 legislative session, the State enacted legislation that increased the borrowing authority of the TFA by $4 billion, to $11.5 billion, which the City expects will provide sufficient financing capacity to continue its capital program over the next four fiscal years.

FISCAL OVERSIGHT

         In response to the City's fiscal crisis in 1975, the State took action to assist the City in returning to fiscal stability. Among those actions, the State established the Municipal Assistance Corporation for the City of New York (NYC MAC) to provide financing assistance to the City; the New York State Financial Control Board (the Control Board) to oversee the City's financial affairs; and the Office of the State Deputy Comptroller for the City of New York
(OSDC) to assist the Control Board in exercising its powers and responsibilities. A "control period" existed from 1975 to 1986, during which the City was subject to certain statutorily-prescribed fiscal controls. The Control Board terminated the control period 1986 when certain statutory conditions were met. State law requires the Control Board to reimpose a control period upon the occurrence, or "substantial likelihood and imminence" of the occurrence, of certain events, including (but not limited to) a City operating budget deficit of more than $100 million or impaired access to the public credit markets.

         Currently, the City and its Covered Organizations (i.e., those organizations which receive or may receive moneys from the City directly, indirectly or contingently) operate under the City's Financial Plan. The City's Financial Plan summarizes its capital, revenue and expense projections and outlines proposed gap-closing programs for years with projected budget gaps. The City's projections set forth in its Financial Plan are based on various assumptions and contingencies, some of which are uncertain and may not materialize. Unforeseen developments and changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements.

MONITORING AGENCIES

         The staffs of the Control Board, OSDC and the City Comptroller issue periodic reports on the City's Financial Plans. The reports analyze the City's forecasts of revenues and expenditures, cash flow, and debt service requirements, as well as evaluate compliance by the City and its Covered Organizations with its Financial Plan. According to staff reports, economic growth in New York City has been very strong in recent years, led by a surge in Wall Street profitability which resulted in increased tax revenues and produced a substantial surplus for the City in City fiscal years 1996-97, 1997-98 and 1998-99. Recent staff reports also indicate that the City projects a surplus for City fiscal year 1999- 2000. Although several sectors of the City's economy have expanded over the last several years, especially tourism, media, business and professional services, City tax revenues remain heavily dependent on the continued profitability of the securities industries and the performance of the national economy. In addition, the size of recent tax reductions has increased to over $2.3 billion in City fiscal year 1999-2000 through the expiration of a personal income tax surcharge, the repeal of the non-resident earnings tax and the elimination of the sales tax on clothing items costing less than $110. The Mayor has proposed additional tax reductions that would raise the total worth of recent tax cuts to $3.7 billion by City fiscal year 2003-04. Staff reports have indicated that recent City budgets have been balanced in part through the use of nonrecurring resources and that the City's Financial Plan relies in part on actions outside its direct control. These reports also have indicated that the City has not yet brought its long-term expenditure growth in line with recurring revenue growth and that the City is likely to continue to face substantial gaps between forecast revenues and expenditures in future years that must be closed with reduced expenditures and/or increased revenues. In addition to these monitoring agencies, the Independent Budget Office (IBO) has been established pursuant to the City Charter to provide analysis to elected officials and the public on relevant fiscal and budgetary issues affecting the City.

OTHER LOCALITIES

         Certain localities outside New York City have experienced financial problems and have requested and received additional State assistance during the last several State fiscal years. The potential impact on the State of any future requests by localities for additional oversight or financial assistance is not included in the projections of the State's receipts and disbursements for the State's 2000-01 fiscal year.

         The State has provided extraordinary financial assistance to select municipalities, primarily cities, since the 1996-97 fiscal year. Funding has essentially been continued or increased in each subsequent fiscal year. Such funding in 2000-01 totals $200.4 million. The 2000-01 enacted budget increased General Purpose State Aid for local governments by $11 million to $562 million.

         While the distribution of General Purpose State Aid for local governments was originally based on a statutory formula, in recent years both the total amount appropriated and the shares appropriated to specific localities have been determined by the Legislature. A State commission established to study the distribution and amounts of general purpose local government aid failed to agree on any recommendations for a new formula.

         Counties, cities, towns, villages and school districts have engaged in substantial short-term and long-term borrowings. In 1998, the total indebtedness of all localities in the State, other than New York City, was approximately $20.3 billion. A small portion (approximately $80 million) of that indebtedness represented borrowing to finance budgetary deficits and was issued pursuant to enabling State legislation. State law requires the Comptroller to review and make recommendations concerning the budgets of those local government units (other than New York City) authorized by State law to issue debt to finance deficits during the period that such deficit financing is outstanding. Twenty-three localities had outstanding indebtedness for deficit financing at the close of their fiscal year ending in 1998.

         Like the State, local governments must respond to changing political, economic and financial influences over which they have little or no control. Such changes may adversely affect the financial condition of certain local governments. For example, the federal government may reduce (or in some cases eliminate) federal funding of some local programs which, in turn, may require local governments to fund these expenditures from their own resources. It is also possible that the State, New York City, or any of their respective public authorities may suffer serious financial difficulties that could jeopardize local access to the public credit markets, which may adversely affect the marketability of notes and bonds issued by localities within the State. Localities also may face unanticipated problems resulting from certain pending litigation, judicial decisions and long-range economic trends. Other large-scale potential problems, such as declining urban populations, increasing expenditures, and the loss of skilled manufacturing jobs, also may adversely affect localities and necessitate State assistance.

LITIGATION

GENERAL

         The legal proceedings listed below involve State finances and programs and miscellaneous civil rights, real property, contract and other tort claims in which the State is a defendant and the potential monetary claims against the State are substantial, generally in excess of $100 million. These proceedings could adversely affect the financial condition of the State in the 2000-01 fiscal year or thereafter.

         The State is party to other claims and litigation which its legal counsel has advised are not probable of adverse court decisions or are not deemed adverse and material. Although the amounts of potential losses resulting from this litigation, if any, are not presently determinable, it is the State's opinion that its ultimate liability in these cases is not expected to have a material and adverse effect on the State's financial position in the 2000-01 fiscal year or thereafter.

         The General Purpose Financial Statements for the 1999-2000 fiscal year report estimated probable awarded and anticipated unfavorable judgments of $895 million, of which $132 million is expected to be paid during the 1999-2000 fiscal year.

         Adverse developments in the proceedings described below, other proceedings for which there are unanticipated, unfavorable and material judgments, or the initiation of new proceedings could affect the ability of the State to maintain a balanced 2000-01 Financial Plan. The State believes that the proposed 2000-01 Financial Plan includes sufficient reserves to offset the costs associated with the payment of judgments that may be required during the 2000-01 fiscal year. These reserves include (but are not limited to) amounts appropriated for Court of Claims payments and projected fund balances in the General Fund. In addition, any amounts ultimately required to be paid by the State may be subject to settlement or may be paid over a multi-year period. There can be no assurance, however, that adverse decisions in legal proceedings against the State would not exceed the amount of all potential 2000-01 Financial Plan resources available for the payment of judgments, and could therefore affect the ability of the State to maintain a balanced 2000-01 Financial Plan.

TAX LAW

          In NEW YORK ASSOCIATION OF CONVENIENCE STORES, ET AL. V. URBACH, ET AL., petitioners, New York Association of Convenience Stores, National Association of Convenience Stores, M.W.S. Enterprises, Inc. and Sugarcreek Stores, Inc. are seeking to compel respondents, the Commissioner of Taxation and Finance and the Department of Taxation and Finance, to enforce sales and excise taxes imposed, pursuant to Tax Law Articles 12-A, 20 and 28, on tobacco products and motor fuel sold to non-Indian consumers on Indian reservations. In orders dated August 13, 1996 and August 24, 1996, the Supreme Court, Albany County, ordered, INTER ALIA, that there be equal implementation and enforcement of said taxes for sales to non-Indian consumers on and off Indian reservations, and further ordered that, if respondents failed to comply within 120 days, no tobacco products or motor fuel could be introduced onto Indian reservations other than for Indian consumption or, alternately, the collection and enforcement of such taxes would be suspended statewide. Respondents appealed to the Appellate Division, Third Department, and invoked CPLR 5519(a)(1), which provides that the taking of the appeal stayed all proceedings to enforce the orders pending the appeal. Petitioners' motion to vacate the stay was denied. In a decision entered May 8, 1997, the Third Department modified the orders by deleting the portion thereof that provided for the statewide suspension of the enforcement and collection of the sales and excise taxes on motor fuel and tobacco products. The Third Department held, INTER ALIA, that petitioners had not sought such relief in their petition and that it was an error for the Supreme Court to have awarded such undemanded relief without adequate notice of its intent to do so. On May 22, 1997, respondents appealed to the Court of Appeals on other grounds, and again invoked the statutory stay. On October 23, 1997, the Court of Appeals granted petitioners' motion for leave to cross appeal from the portion of the Third Department's decision that deleted the statewide suspension of the enforcement and collection of the sales and excise taxes on motor fuel and tobacco. On July 9, 1998, the New York Court of Appeals reversed the order of the Appellate Division, Third Department, and remanded the matter to the Supreme Court, Albany County, for further proceedings. The Court held that the petitioners had standing to assert an equal protection claim, but that their claim did not implicate racial discrimination. The Court remanded the case to Supreme Court, Albany County, for resolution of the question of whether there was a rational basis for the Tax Department's policy of non-enforcement of the sales and excise taxes on reservation sales of cigarettes and motor fuel to non-Indians. In a footnote, the Court stated that, in view of its disposition of the case, petitioners' cross-appeal regarding the statewide suspension of the taxes is "academic." By decision and judgment dated July 9, 1999, the Supreme Court, Albany County, granted judgment dismissing the petition. On September 2, 1999, petitioners appealed to the Appellate Division, Third Department, from the July 9, 1999 decision and order. On August 3, 2000, the Third Department affirmed the judgment dismissing the petition.

LINE ITEM VETO

         In an action commenced in June 1998 by the Speaker of the Assembly of the State of New York against the Governor of the State of New York (SILVER V. PATAKI, Supreme Court, New York County), the Speaker challenges the Governor's application of his constitutional line item veto authority to certain portions of budget bills adopted by the State Legislature contained in Chapters 56, 57 and 58 of the Laws of 1998. On July 10, 1998, the State filed a motion to dismiss this action. By order entered January 7, 1999, the Court denied the State's motion to dismiss. On January 27, 1999, the State appealed that order. By decision dated July 20, 2000, the Appellate Division reversed the January 7, 1999 order and dismissed the petition.

REAL PROPERTY CLAIMS

         On March 4, 1985 in ONEIDA INDIAN NATION OF NEW YORK, ET AL. V. COUNTY OF ONEIDA, the United States Supreme Court affirmed a judgment of the United States Court of Appeals for the Second Circuit holding that the Oneida Indians have a common-law right of action against Madison and Oneida Counties for wrongful possession of 872 acres of land illegally sold to the State in 1795. At the same time, however, the Court reversed the Second Circuit by holding that a third-party claim by the counties against the State for indemnification was not properly before the federal courts. The case was remanded to the District Court for an assessment of damages, which action is still pending. The counties may still seek indemnification in the State courts.

         In 1998, the United States filed a complaint in intervention in ONEIDA INDIAN NATION OF NEW YORK. In December 1998, both the United States and the tribal plaintiffs moved for leave to amend their complaints to assert claims for 250,000 acres, to add the State as a defendant, and to certify a class made up of all individuals who currently purport to hold title within said 250,000 acre area. These motions were argued March 29, 1999 and are still awaiting determination. The District Court has not yet rendered a decision. By order dated February 24, 1999, the District Court appointed a federal settlement master. A conference scheduled by the District Court for May 26, 1999 to address the administration of this case has been adjourned indefinitely.

          Several other actions involving Indian claims to land in upstate New York are also pending. Included are CAYUGA INDIAN NATION OF NEW YORK V. CUOMO, ET AL., and CANADIAN ST. REGIS BAND OF MOHAWK INDIANS, ET AL. V. STATE OF NEW YORK, ET AL., both in the United States District Court for the Northern District of New York. The Supreme Court's holding in ONEIDA INDIAN NATION OF NEW YORK may impair or eliminate certain of the State's defenses to these actions, but may enhance others. In the CAYUGA INDIAN NATION OF NEW YORK case, by order dated March 29, 1999, the United States District Court for the Northern District of New York appointed a federal settlement master. In October 1999, the District Court granted the Federal Government's motion to have the State held jointly and severally liable for any damages owed to the plaintiffs. At the conclusion of the damages phase of the trial of this case, a jury verdict of $35 million in damages plus $1.9 million representing the fair rental value of the properties at issue was rendered against the defendants. On July 17, 2000, a bench hearing was commenced to determine whether prejudgment interest is appropriate and, if so, the amount thereof. In the CANADIAN ST. REGIS BAND OF MOHAWK INDIANS case, the United States District Court for the Northern District of New York has directed the parties to rebrief outstanding motions to dismiss brought by the defendants. The State filed its brief on July 1, 1999. The motions were argued in September 1999. No decision has been rendered on these motions. In SENECA NATION OF INDIANS, by order dated November 22, 1999, the District Court confirmed the July 12, 1999 magistrate's report, which recommended granting the State's motion to dismiss that portion of the action relating to the right of way where the New York State Thruway crosses the Cattaraugus Reservation in Erie and Chatauqua Counties and denying the State's motion to dismiss the Federal Government's damage claims. The District Court has set a trial date of October 17, 2000 for that portion of the case related to the plaintiff's claim of ownership of the islands in the Niagara River.

CIVIL RIGHTS CLAIMS

         In an action commenced in 1980 (UNITED STATES, ET AL. V. YONKERS BOARD OF EDUCATION, ET AL.), the United States District Court for the Southern District of New York found, in 1985, that Yonkers and its public schools were intentionally segregated. In 1986, the District Court ordered Yonkers to develop and comply with a remedial educational improvement plan (EIP I). On January 19, 1989, the District Court granted motions by Yonkers and the NAACP to add the State Education Department, the Yonkers Board of Education, and the State Urban Development Corporation as defendants, based on allegations that they had participated in the perpetuation of the segregated school system. On August 30, 1993, the District Court found that vestiges of a dual school system continued to exist in Yonkers. On March 27, 1995, the District Court made factual findings regarding the role of the State and the other State defendants (the State) in connection with the creation and maintenance of the dual school system, but found no legal basis for imposing liability. On September 3, 1996, the United States Court of Appeals for the Second Circuit, based on the District Court's factual findings, held the State defendants liable under 42 USC Section 1983 and the Equal Educational Opportunity Act, 20 USC Sections 1701, ET SEQ., for the unlawful dual school system, because the State, INTER ALIA, had taken no action to force the school district to desegregate despite its actual or constructive knowledge of DE JURE segregation. By order dated October 8, 1997, the District Court held that vestiges of the prior segregated school system continued to exist and that, based on the State's conduct in creating and maintaining that system, the State is liable for eliminating segregation and its vestiges in Yonkers and must fund a remedy to accomplish that goal. Yonkers presented a proposed educational improvement plan (EIP II) to eradicate these vestiges of segregation. The October 8, 1997 order of the District Court ordered that EIP II be implemented and directed that, within 10 days of the entry of the order, the State make available to Yonkers $450,000 to support planning activities to prepare the EIP II budget for 1998-99 and the accompanying capital facilities plan. A final judgment to implement EIP II was entered on October 14, 1997. On November 7, 1997, the State appealed that judgment to the Second Circuit. Additionally, the Court adopted a requirement that the State pay to Yonkers approximately $9.85 million as its pro rata share of the funding of EIP I for the 1996-97 school year. The requirement for State funding of EIP I was reduced to an order on December 2, 1997 and reduced to a judgment on February 10, 1998. The State appealed that order to the Second Circuit on December 31, 1997 and amended the notice of appeal after entry of the judgment.

         On June 15, 1998, the District Court issued an opinion setting forth the formula for the allocation of the costs of EIP I and EIP II between the State and the City for the school years 1997-98 through 2005-06. That opinion was reduced to an order on July 27, 1998. The order directed the State to pay $37.5 million by August 1, 1998 for estimated EIP costs for the 1997-98 school year. The State made this payment, as directed. On August 24, 1998, the State appealed that order to the Second Circuit. The city of Yonkers and the Yonkers Board of Education cross appealed to the Second Circuit from that order. By stipulation of the parties approved by the Second Circuit on November 19, 1998, the appeals from the July 27, 1998 order were withdrawn without prejudice to reinstatement upon determination of the State's appeal of the October 14, 1997 judgment discussed above.

         On April 15, 1999, the District Court issued two additional orders. The first order directed the State to pay to Yonkers an additional $11.3 million by May 1, 1999, as the State's remaining share of EIP costs for the 1997-98 school year. The second order directed the State to pay to Yonkers $69.1 million as its share of the estimated EIP costs for the 1998-99 school year. The State made both payments on April 30, 1999.

         In a decision dated June 22, 1999, the Second Circuit found no basis for the District Court's findings that vestiges of a dual system continued to exist in Yonkers and reversed the order directing the implementation of EIP
II. The Second Circuit also affirmed the District Court's order requiring the State to pay one-half of the cost of EIP I for the 1996-97 school year and remanded the case to the District Court for further proceedings consistent with its decision. On July 2, 1999 the NAACP filed a petition for rehearing of the June 22, 1999 decision before the Second Circuit, EN BANC. The State has joined in the City of Yonkers motion to stay further implementation of EIP II pending the decision on the petition for rehearing. By order dated August 5, 1999, the Second Circuit granted the motion staying further implementation of EIP II pending appeal.

         On July 27, 1999, the City of Yonkers moved in the District Court to modify the July 27, 1998 order to require the State to make payments for EIP expenses each month from July 1999 through April 2000 of $9.22 million per month instead of paying $92.2 million by May 1, 2000. By memorandum and order dated July 29, 1999, the District Court denied this motion.

         In a decision dated November 16, 1999, the Second Circuit vacated its June 22, 1999 decision. In this decision, the Second Circuit again affirmed the District Court's order requiring the State to pay one-half of the cost of EIP I for the 1996-97 school year. The Second Circuit also found no basis for the District Court's findings that vestiges of a dual system continued to exist in Yonkers, and therefore vacated the District Court's EIP II order. The Second Circuit, however, remanded to the District Court for the limited purpose of making further findings on the existing record as to whether any other vestiges of the dual system remain in the Yonkers public schools. On May 22, 2000, the United States Supreme Court denied the State's petition for certiorari, seeking leave to appeal the November 16, 1999 decision and the underlying September 3, 1996 decision.

         On April 17, 2000, the District Court issued an additional order, directing the State to pay to Yonkers $44.3 million as its share of the estimated EIP costs for the 1999-2000 school year. On May 17, 2000, the State appealed that order to the Second Circuit. The appeals of all of these funding orders have been consolidated with the May 17, 2000 appeal of the April 17, 2000 order.

         SCHOOL AID

         In CAMPAIGN FOR FISCAL EQUITY, INC., ET AL. V. STATE, ET AL. (Supreme Court, New York County), plaintiffs challenge the funding for New York City public schools. Plaintiffs seek a declaratory judgment that the State's public school financing system violates article 11, section 1 of the State Constitution and Title VI of the federal Civil Rights Act of 1964 and injunctive relief that would require the State to satisfy State Constitutional standards. This action was commenced in 1993. The trial of this action concluded July 27, 2000.

STATE PROGRAMS

MEDICAID

          Several cases challenge provisions of Chapter 81 of the Laws of 1995 which alter the nursing home Medicaid reimbursement methodology on and after April 1, 1995. Included are NEW YORK STATE HEALTH FACILITIES ASSOCIATION, ET AL.
V. DEBUONO, ET AL., ST. LUKE'S NURSING CENTER, ET AL. V. DEBUONO, ET AL., NEW YORK ASSOCIATION OF HOMES AND SERVICES FOR THE AGING V. DEBUONO ET AL. (three cases), HEALTHCARE ASSOCIATION OF NEW YORK STATE V. DEBUONO and BAYBERRY NURSING HOME ET AL. V. PATAKI, ET AL. Plaintiffs allege that the changes in methodology have been adopted in violation of procedural and substantive requirements of State and federal law.

          In a consolidated action commenced in 1992, Medicaid recipients and home health care providers and organizations challenge promulgation by the State Department of Social Services (DSS) in June 1992 of a home assessment resource review instrument (HARRI), which is to be used by DSS to determine eligibility for and the nature of home care services for Medicaid recipients, and challenge the policy of DSS of limiting reimbursable hours of service until a patient is assessed using the HARRI (DOWD, ET AL. V. BANE, Supreme Court, New York County). In a related case, RODRIGUEZ V. DEBUONO, on April 19, 1999, the United States District Court for the Southern District of New York enjoined the State's use of task based assessment, which is similar to the HARRI, unless the State assesses safety monitoring as a separate task based assessment, on the grounds that its use without such additional assessment violated federal Medicaid law and the Americans with Disabilities Act. The State appealed from the April 19, 1999 order and on July 12, 1999 argued the appeal before the Second Circuit. By order dated October 6, 1999, the Second Circuit reversed the April 19, 1999 order and vacated the injunction. On October 20, 1999, petitioners filed a request for rehearing EN BANC.

          In several cases, plaintiffs seek retroactive claims for reimbursement for services provided to Medicaid recipients who were also eligible for Medicare during the period January 1, 1987 to June 2, 1992. Included are MATTER OF NEW YORK STATE RADIOLOGICAL SOCIETY V. WING, APPEL V. WING, E.F.S. MEDICAL SUPPLIES
V. DOWLING, KELLOGG V. WING, LIFSHITZ V. WING, NEW YORK STATE PODIATRIC MEDICAL ASSOCIATION V. WING and NEW YORK STATE PSYCHIATRIC ASSOCIATION V. WING. These cases were commenced after the State's reimbursement methodology was held invalid in NEW YORK CITY HEALTH AND HOSPITAL CORP. V. PERALES. The State contends that these claims are time-barred. In a judgment dated September 5, 1996, the Supreme Court, Albany County, dismissed MATTER OF NEW YORK STATE RADIOLOGICAL SOCIETY V. WING as time-barred. By order dated November 26, 1997, the Appellate Division, Third Department, affirmed that judgment. By decision dated June 9, 1998, the Court of Appeals denied leave to appeal. In a decision entered December 15, 1998, the Appellate Division, First Department, dismissed the remaining cases in accordance with the result in MATTER OF NEW YORK STATE RADIOLOGICAL SOCIETY V. WING. By decision dated July 8, 1999, the Court of Appeals denied leave to appeal.

         Several cases, including PORT JEFFERSON HEALTH CARE FACILITY, ET AL.
V. WING (Supreme Court, Suffolk County), challenge the constitutionality of Public Health Law Section 2807-d, which imposes a tax on the gross receipts hospitals and residential health care facilities receive from all patient care services. Plaintiffs allege that the tax assessments were not uniformly applied, in violation of federal regulations. In a decision dated June 30, 1997, the Court held that the 1.2% and 3.8% assessments on gross receipts imposed pursuant to Public Health Law Sections 2807-d(2)(b)(ii) and 2807-d(2)(b)(iii), respectively, are unconstitutional. An order entered August 27, 1997 enforced the terms of the decision. The State appealed that order. By decision and order dated August 31, 1998, the Appellate Division, Second Department, affirmed that order. On September 30, 1998, the State moved for re-argument or, in the alternative, for a certified question for the Court of Appeals to review. By order dated January 7, 1999, the motion was denied. A final order was entered in Supreme Court on January 26, 1999. On February 23, 1999, the State appealed that order to the Court of Appeals. In a decision entered December 16, 1999, the Court of Appeal reversed the decision below and upheld constitutionality of the assessments. On May 15, 2000, plaintiffs filed a petition for certiorari with the United States Supreme Court seeking to appeal the December 6, 1999 decision. The State's response is due June 15, 2000.

         In DENTAL SOCIETY, ET AL. V. PATAKI, ET AL. (United States District Court, Northern District of New York, commenced February 2, 1999), plaintiffs challenge the State's reimbursement rates for dental care provided under the State's dental Medicaid program. Plaintiffs claim that the State's Medicaid fee schedule violates Title XIX of the Social Security Act (42 U.S.C. Section 1396a et seq.) and the federal and State Constitutions. On June 25, 1999, the State filed its answer. The parties have entered into a settlement agreement dated May 8, 2000 that will increase Medicare dental reimbursement rates prospectively over a four-year period, beginning June 1, 2000.

SHELTER ALLOWANCE

         In an action commenced in March 1987 against State and New York City officials (JIGGETTS, ET AL. V. BANE, ET AL., Supreme Court, New York County), plaintiffs allege that the shelter allowance granted to recipients of public assistance is not adequate for proper housing. In a decision dated April 16, 1997, the Court held that the shelter allowance promulgated by the Legislature and enforced through the State Department of Social Services regulations is not reasonably related to the cost of rental housing in New
York City and results in homelessness to families in New York City. A judgment was entered on July 25, 1997, directing, INTER ALIA, that the State
(i) submit a proposed schedule of shelter allowances (for the Aid to Dependent Children program and any successor program) that bears a reasonable relation to the cost of housing in New York City; and (ii) compel the New
York City Department of Social Services to pay plaintiffs a monthly shelter allowance in the full amount of their contract rents, provided they continue to meet the eligibility requirements for public assistance, until such time as a lawful shelter allowance is implemented, and provide interim relief to other eligible recipients of Aid to Dependent Children under the interim relief system established in this case.
The State appealed to the Appellate Division, First Department from each and every provision of this judgment except that portion directing the continued provision of interim relief. By decision and order dated May 6, 1999, the Appellate Division, First Department, affirmed the July 25, 1997 judgment. By order dated July 8, 1999, the Appellate Division denied the State's motion for leave to appeal to the Court of Appeals from the May 6, 1999 decision and order. By order dated October 14, 1999, the Court of Appeals dismissed the State's motion for leave to appeal.